                                                                     EXHIBIT 4.5

                                                                  EXECUTION COPY
================================================================================

                               TERM LOAN AGREEMENT


                            Dated as of July 12, 2002

                                      among

                            CONSUMERS ENERGY COMPANY,
                                as the Borrower,

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,
                                  as the Banks,


                                       and


                               CITICORP USA, INC.,
                                    as Agent




================================================================================

                            SALOMON SMITH BARNEY INC.

                      as Lead Arranger and Sole Book Runner

================================================================================

                                TABLE OF CONTENTS


                                                                                                               Page
ARTICLE I                  DEFINITIONS............................................................................1
         1.1               Definitions............................................................................1
         1.2               Singular and Plural...................................................................11
         1.3               Accounting Terms......................................................................11

ARTICLE II                 THE TERM LOANS........................................................................12
         2.1               Initial Term Loans....................................................................12
         2.2               Deferred Draw Term Loans..............................................................12
         2.3               Making of Term Loans..................................................................12
         2.4               Repayment of Term Loans...............................................................12
         2.5               Commitment Fee and Reductions of Commitment...........................................13
         2.6               Optional Principal Payments...........................................................13
         2.7               Mandatory Prepayments.................................................................14
         2.8               Conversion or Continuation............................................................14
         2.9               Interest Rates, Interest Payment Dates................................................15
         2.10              Rate after Maturity...................................................................15
         2.11              Method of Payment.....................................................................15
         2.12              Evidence of Obligation; Telephonic Notices............................................16
         2.13              Lending Installations.................................................................16
         2.14              Non-Receipt of Funds by the Agent.....................................................17

ARTICLE III                RESERVED..............................................................................17

ARTICLE IV                 CHANGE IN CIRCUMSTANCES...............................................................17
         4.1               Yield Protection......................................................................17
         4.2               Replacement Bank......................................................................18
         4.3               Availability of Eurodollar Rate Loans.................................................18
         4.4               Funding Indemnification...............................................................19
         4.5               Taxes.................................................................................19
         4.6               Bank Certificates.....................................................................21

ARTICLE V                  REPRESENTATIONS AND WARRANTIES........................................................21
         5.1               Incorporation and Good Standing.......................................................21
         5.2               Corporate Power and Authority: No Conflicts...........................................21
         5.3               Governmental Approvals................................................................21
         5.4               Legally Enforceable Agreements........................................................21
         5.5               Financial Statements..................................................................22
         5.6               Litigation............................................................................22
         5.7               Margin Stock..........................................................................22
         5.8               ERISA.................................................................................22
         5.9               Insurance.............................................................................22
         5.10              Taxes.................................................................................22


         5.11              Investment Company Act................................................................23
         5.12              Public Utility Holding Company Act....................................................23
         5.13              Bonds.................................................................................23

ARTICLE VI                 AFFIRMATIVE COVENANTS.................................................................23
         6.1               Payment of Taxes......................................................................23
         6.2               Maintenance of Insurance..............................................................23
         6.3               Preservation of Corporate Existence, Etc..............................................23
         6.4               Compliance with Laws..................................................................23
         6.5               Visitation Rights.....................................................................24
         6.6               Keeping of Books......................................................................24
         6.7               Reporting Requirements................................................................24
         6.8               Use of Proceeds.......................................................................26
         6.9               Maintenance of Properties, Etc........................................................26
         6.10              Bonds.................................................................................26
         6.11              Post-Closing Opinion..................................................................26

ARTICLE VII                NEGATIVE COVENANTS....................................................................26
         7.1               Liens.................................................................................26
         7.2               Sale of Assets........................................................................27
         7.3               Mergers, Etc..........................................................................28
         7.4               Compliance with ERISA.................................................................28
         7.5               Change in Nature of Business..........................................................28
         7.6               Restricted Payments...................................................................28
         7.7               Off-Balance Sheet Liabilities.........................................................28

ARTICLE VIII               FINANCIAL COVENANTS...................................................................28
         8.1               Debt to Capital Ratio.................................................................28
         8.2               Interest Coverage Ratio...............................................................28

ARTICLE IX                 EVENTS OF DEFAULT.....................................................................29
         9.1               Events of Default.....................................................................29
         9.2               Remedies..............................................................................30

ARTICLE X                  WAIVERS. AMENDMENTS AND REMEDIES......................................................30
         10.1              Amendments............................................................................30
         10.2              Preservation of Rights................................................................31

ARTICLE XI                 CONDITIONS PRECEDENT..................................................................31
         11.1              Initial Term Loans....................................................................31
         11.2              Each Term Loan........................................................................32
         11.3              Extension Option......................................................................33

ARTICLE XII                GENERAL PROVISIONS....................................................................33
         12.1              Successors and Assigns................................................................33
         12.2              Survival of Representations...........................................................36
         12.3              Governmental Regulation...............................................................36


         12.4              Taxes.................................................................................36
         12.5              Choice of Law; Waiver of Jury Trial...................................................36
         12.6              Headings..............................................................................36
         12.7              Entire Agreement......................................................................36
         12.8              Expenses; Indemnification.............................................................37
         12.9              [Intentionally Omitted.]..............................................................37
         12.10             Severability of Provisions............................................................37
         12.11             Setoff................................................................................37
         12.12             Ratable Payments......................................................................37
         12.13             Nonliability of Banks.................................................................38

ARTICLE XIII               THE AGENT.............................................................................38
         13.1              Appointment...........................................................................38
         13.2              Powers................................................................................38
         13.3              General Immunity......................................................................38
         13.4              No Responsibility for Loans, Recitals, Etc............................................38
         13.5              Action on Instructions of Banks.......................................................39
         13.6              Employment of Agents and Counsel......................................................39
         13.7              Reliance on Documents; Counsel........................................................39
         13.8              Agent's Reimbursement and Indemnification.............................................39
         13.9              Rights as a Lender....................................................................39
         13.10             Bank Credit Decision..................................................................40
         13.11             Successor Agent.......................................................................40
         13.12             Agent and Arranger Fees...............................................................40

ARTICLE XIV                NOTICES...............................................................................40
         14.1              Giving Notice.........................................................................40
         14.2              Change of Address.....................................................................41

ARTICLE XV                 COUNTERPARTS..........................................................................42

SCHEDULES

Commitment Schedule

EXHIBITS

Exhibit A-1   Form of Supplemental Indenture (Initial Borrowing Date)
Exhibit A-2   Form of Supplemental Indenture (Extension Option)
Exhibit B-1   Required Opinions from Michael D. VanHemert, Esq.
Exhibit B-2   Required Opinions from Skadden, Arps, Slate, Meagher & Flom LLP
Exhibit B-3   Required Opinions from Miller, Canfield, Paddock and Stone, P.L.C.
Exhibit C     Form of Compliance Certificate
Exhibit D     Form of Assignment and Assumption Agreement
Exhibit E     Terms of Subordination (Junior Subordinated Debt)
Exhibit F     Terms of Subordination (Guaranty of Hybrid Preferred Securities)
Exhibit G-1   Form of Bond Delivery Agreement (Initial Borrowing Date)
Exhibit G-2   Form of Bond Delivery Agreement (Extension Option)

                               TERM LOAN AGREEMENT

         This Term Loan Agreement, dated as of July 12, 2002, is among Consumers Energy Company, a Michigan corporation (the "Company"), the financial institutions listed on the signature pages hereof (together with their respective successors and assigns, the "Banks") and Citicorp USA, Inc., a Delaware corporation, as Agent.


                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions. As used in this Agreement:

         "Agent" means Citicorp in its capacity as administrative agent for the Banks pursuant to Article XIII, and not in its individual capacity as a Bank, and any successor Agent appointed pursuant to Article XIII.

         "Agreement" means this Term Loan Agreement, as amended from time to time.

         "Applicable Margin" means, with respect to Eurodollar Rate Loans at any time, 2.50% per annum, and with respect to Floating Rate Loans at any time, 1.50% per annum.

         "Arranger" means Salomon Smith Barney Inc., a New York corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Assignment Agreement" -- see Section 12.1(e).

         "Banks" - see the preamble.

         "Base Eurodollar Rate" means, with respect to any Interest Period applicable to a Borrowing of Eurodollar Rate Loans, the per annum interest rate determined by the offered rate per annum at which deposits in Dollars appears on Telerate page 3750 (or any successor page) as of 11:00 a.m. (London time), or in the event such offered rate is not available from the Telerate page, the rate offered on deposits in Dollars by Citibank's London Office to prime banks in the London interbank market at 11:00 a.m. (London time), on the Eurodollar Interest Rate Determination Date for such Interest Period and in an amount substantially equal to the amount of the Eurodollar Rate Loan to be outstanding from Citicorp North America, Inc. for such Interest Period.

         "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                  (i) the rate of interest announced publicly by Citibank in New York, New York from time to time, as Citibank's base rate; and

                  (ii) the sum (adjusted to the nearest one-quarter of one percent (0.25%) or, if there is no nearest one-quarter of one percent (0.25%), to the next higher one-quarter of one percent (0.25%)) of (A) one-half of one percent (0.50%) per annum plus (B) the rate per annum obtained by dividing (I) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday (or, if such day is not a Business Day, on the next preceding Business Day) by Citibank on the basis of such rates reported by certificate of deposit dealers to, and published by, the Federal Reserve Bank of New York, or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three (3) New York certificate of deposit dealers of recognized standing selected by Citibank, by (II) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the FRB for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States plus (C) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

                  (iii) the sum of (A) one-half of one percent (0.50%) per annum plus (B) the Federal Funds Rate in effect from time to time during such period.

         "Bonds" means a series of First Mortgage Bonds created under the Supplemental Indenture issued in favor of, and in form and substance satisfactory to, the Agent.

         "Bond Delivery Agreement" means a bond delivery agreement whereby the Agent (x) acknowledges delivery of the Bonds and (y) agrees to hold the Bonds for the benefit of the Banks and to distribute all payments made by the Company on account thereof to the Banks, to be delivered substantially in the form of Exhibit G-1 on the Initial Borrowing Date and substantially in the form of Exhibit G-2 in connection with the Extension Option.

         "Borrowing" means a borrowing consisting of Term Loans of the same Type made, continued or converted on the same day and, in the case of Eurodollar Rate Loans, having the same Interest Period.

         "Borrowing Date" means a date on which a Term Loan is made hereunder.

         "Borrowing Notice" - see Section 2.1.

         "Building Lease" means the Master Lease and Lease Supplement, each dated as of April 23, 2001, between Consumers Campus Holdings, LLC, a wholly owned Subsidiary of the

Company, as lessee, and Wilmington Trust Company, not in its individual capacity but solely as owner Trustee of CEC Trust 2001-A, as lessor, together with certain other related agreements.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in New York, New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "Capital Lease" means any lease which has been or would be capitalized on the books of the lessee in accordance with GAAP.

         "Citibank" means Citibank, N.A., a national banking association.

         "Citicorp" means Citicorp USA, Inc., a Delaware corporation, in its individual capacity, and its successors and assigns.

         "CMS" means CMS Energy Corporation, a Michigan corporation.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Commitments" means the Initial Term Loan Commitments and the Deferred Draw Term Loan Commitments.

         "Commitment Fee" - see Section 2.5.

         "Commitment Schedule" means the Schedule identifying each Bank's Initial Term Loan Commitment and Deferred Draw Term Loan Commitment as of the date hereof attached hereto and identified as such.

         "Company" - see the preamble.

         "Consolidated EBIT" means Consolidated Net Income plus, (i) to the extent deducted from revenues in determining Consolidated Net Income (without duplication), (a) Consolidated Interest Expense, (b) expense for taxes paid or accrued, (c) any non-cash write-offs and write-downs contained in the Company's Consolidated Net Income, including, without limitation, write-offs or write-downs related to the sale of assets, impairment of assets and loss on contracts, and (d) the pre-tax write-off for the fiscal period ending December 31, 2001 in an amount not to exceed $126,000,000 arising from the loss on Power Purchase Agreement -MCV Partnership, minus, (ii) to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" means with respect to any period for which the amount thereof is to be determined, an amount equal to interest expense on Debt, including payments in the nature of interest under Capital Leases, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated Subsidiary" means any Subsidiary whose accounts are or are required to be consolidated with the accounts of the Company in accordance with GAAP.

         "Conversion/Continuation Notice" -- see Section 2.8(ii).

         "Credit Agreement" means that certain 364 Day Credit Agreement, dated as of July 12, 2002, by and among the Company, the banks from time to time parties thereto, and Bank One, NA, as agent thereunder, as amended, restated, supplemented or otherwise modified from time to time.

         "Debt" means, with respect to any Person, and without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness of such Person for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business which are not overdue), (c) all Unfunded Vested Liabilities of such Person (if such Person is not the Company, determined in a manner analogous to that of determining Unfunded Vested Liabilities of the Company), (d) all obligations of such Person arising under acceptance facilities, (e) all obligations of such Person as lessee under Capital Leases, (f) all obligations of such Person arising under any interest rate swap, "cap", "collar" or other hedging agreements; provided, however, for purposes of the calculation of Debt for this clause (f) only, the actual amount of Debt of such Person shall be determined on a net basis to the extent such agreements permit such amounts to be calculated on a net basis, and
(g) all guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations of such Person to assure a creditor against loss (whether by the purchase of goods or services, the provision of funds for payment, the supply of funds to invest in any Person or otherwise) in respect of indebtedness or obligations of any other Person of the kinds referred to in clauses (a) through (f) above.

         "Default" means an event which but for the giving of notice or lapse of time, or both, would constitute an Event of Default.

         "Deferred Draw Period" means the period beginning on August 31, 2002 (or such earlier date as may be agreed to by the Arranger and the Company) through and including September 30, 2002.

         "Deferred Draw Term Loan" -- see Section 2.2.

         "Deferred Draw Term Loan Commitment" means, for each Bank, the obligation of such Bank to make a term loan to the Company during the Deferred Draw Period in an amount not exceeding the amount set forth on the Commitment Schedule as its Deferred Draw Term Loan Commitment or as set forth in any Assignment Agreement that has become effective pursuant to Section 12.1, as such amount may be modified from time to time.

         "Designated Officer" means the Chief Financial Officer, the Treasurer, an Assistant Treasurer, any Vice President in charge of financial or accounting matters or the principal accounting officer of the Company.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or is under common control (within the meaning of Section 414(c) of the Code) with the Company.

         "Eurodollar Interest Rate Determination Date" means the second Business Day prior to the first day of each Interest Period.

         "Eurodollar Rate" means, with respect to any Interest Period applicable to a Eurodollar Rate Loan, an interest rate per annum equal to the sum of (i) the quotient obtained by dividing (a) the Base Eurodollar Rate applicable to that Interest Period by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to that Interest Period plus (ii) the Applicable Margin.

         "Eurodollar Rate Loan" means a Term Loan which bears interest by reference to the Eurodollar Rate.

         "Event of Default" means an event described in Article IX.

         "Excluded Taxes" means, in the case of each Bank or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Bank or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Bank's principal executive office or such Bank's applicable Lending Installation is located.

         "Extended Maturity Date" means July 11, 2004.

         "Extension Option" -- see Section 2.4.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in New York, New York, for the next preceding Business Day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day in New York, New York, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

         "Fee Letter" means the fee letter dated July 12, 2002 among the Company, the Arranger, the Agent and the Banks party to this Agreement as of the date hereof.

         "First Mortgage Bonds" means bonds issued by the Company pursuant to the Indenture.

         "Fitch" means Fitch, Inc. or any successor thereto.

         "Floating Rate" means a rate per annum equal to (i) the Base Rate plus
(ii) the Applicable Margin, changing when and as the Base Rate changes.

         "Floating Rate Loan" means a Term Loan which bears interest at the Floating Rate.

         "FRB" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect on the date hereof, applied on a basis consistent with those used in the preparation of the financial statements referred to in
Section 5.5 (except, for purposes of the financial statements required to be delivered pursuant to Sections 6.7(b) and (c), for changes concurred in by the Company's independent public accountants).

         "Hybrid Preferred Securities" means any preferred securities issued by a Hybrid Preferred Securities Subsidiary, where such preferred securities have the following characteristics;

                  (i) such Hybrid Preferred Securities Subsidiary lends substantially all of the proceeds from the issuance of such preferred securities to the Company or a wholly-owned direct or indirect Subsidiary of the Company in exchange for Junior Subordinated Debt issued by the Company or such wholly-owned direct or indirect Subsidiary, respectively;

                  (ii) such preferred securities contain terms providing for the deferral of interest payments corresponding to provisions providing for the deferral of interest payments on the Junior Subordinated Debt; and

                  (iii) the Company or a wholly-owned direct or indirect Subsidiary of the Company (as the case may be) makes periodic interest payments on the Junior Subordinated Debt, which interest payments are in turn used by the Hybrid Preferred Securities Subsidiary to make corresponding payments to the holders of the preferred securities.

         "Hybrid Preferred Securities Subsidiary" means any Delaware business trust (or similar entity) (i) all of the common equity interest of which is owned (either directly or indirectly through one or more wholly-owned Subsidiaries of the Company) at all times by the Company or a wholly-owned direct or indirect Subsidiary of the Company, (ii) that has been formed for the purpose of issuing Hybrid Preferred Securities and (iii) substantially all of the assets of which consist at all times solely of Junior Subordinated Debt issued by the Company or a wholly-owned direct or indirect Subsidiary of the Company (as the case may be) and payments made from time to time on such Junior Subordinated Debt.

         "Indenture" means the Indenture, dated as of September 1, 1945, as supplemented and amended from time to time, from the Company to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as successor Trustee.

         "Initial Borrowing Date" means July 15, 2002.

         "Initial Term Loan Commitment" means, for each Bank, the obligation of such Bank to make a term loan to the Company on the Initial Borrowing Date in an amount not exceeding the amount set forth on the Commitment Schedule as its Initial Term Loan Commitment.

         "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months, or such shorter period agreed to by the Company and the Banks, commencing on a Business Day selected by the Company pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter (or such shorter period agreed to by the Company and the Banks), provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month (or such shorter period, as applicable), such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month (or such shorter period, as applicable). If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day. The Company may not select any Interest Period that ends after the Maturity Date or the Extended Maturity Date, as applicable.

         "Junior Subordinated Debt" means any unsecured Debt of the Company or a Subsidiary of the Company (i) issued in exchange for the proceeds of Hybrid Preferred Securities and (ii) subordinated to the rights of the Banks hereunder and under the other Loan Documents pursuant to terms of subordination substantially similar to those set forth in Exhibit E. or pursuant to other terms and conditions satisfactory to the Majority Banks.

         "Lending Installation" means any office, branch, subsidiary or affiliate of a Bank.

         "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

         "Loan" means a Floating Rate Loan or a Eurodollar Rate Loan.

         "Loan Documents" means this Agreement, the Supplemental Indenture and the Bonds.

         "Majority Banks" means, as of any date of determination, Banks whose Pro Rata Shares, in the aggregate, are 51% or greater as of such date.

         "Material Adverse Change" means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, assets, property, financial condition, results of operations or prospects of the Company and its Subsidiaries, considered as a whole, (b) the Company's ability to perform its obligations under this Agreement and the other Loan Documents or (c) the validity or enforceability of any Loan Document or the rights or remedies of the Agent or the Banks thereunder.

         "Maturity Date" means July 11, 2003.

         "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds of Sale" means proceeds received by the Company in cash (including cash, equivalents readily convertible into cash, and such proceeds of any notes received as consideration of any other non-cash consideration) from the sale, assignment or other disposition of (but not the lease or license of) any Property, other than sales of inventory in the ordinary course of business and sales of accounts receivable pursuant to the Receivables Sale Agreement, net of (A) the costs of sale, assignment or other disposition,
(B) any income, franchise, transfer or other tax liability arising from such transaction and (C) amounts applied to the repayment of Debt (other than the Obligations) secured by a Lien permitted by Section 7.1 on the asset disposed of, if such net proceeds arise from any individual sale, assignment or other disposition or from any group of related sales, assignments or other dispositions.

         "Net Proceeds" means, with respect to any sale or issuance of securities or incurrence of Debt by any Person, the excess of (i) the gross cash proceeds received by or on behalf of such Person in respect of such sale, issuance or incurrence (as the case may be) over (ii) customary underwriting commissions, auditing and legal fees, printing costs, rating agency fees and other customary and reasonable fees and expenses incurred by such Person in connection therewith.

         "Net Worth" means, with respect to any Person, the excess of such Person's total assets over its total liabilities, total assets and total liabilities each to be determined in accordance with GAAP consistently applied, excluding, however, from the determination of total assets (i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or Debt, and (iii) any items not included in clauses
(i) or (ii) above, that are treated as intangibles in conformity with GAAP.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Term Loans, all accrued and unpaid Commitment Fees and all other obligations of the Company to the Banks or to any Bank or the Agent or Arranger arising under the Loan Documents.

         "Off-Balance Sheet Liability" of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any sale and leaseback transaction which is not a Capital Lease, (iii) any liability under any so-called "synthetic lease" transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause
(iv) Operating Leases.

        "Operating Lease" of a Person means any lease of Property (other than a Capital Lease) by such Person as lessee.

         "Other Taxes" - see Section 4.5(b).

         "Payment Date" means the second Business Day of each calendar quarter occurring after the Initial Borrowing Date.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         "Plan" means any employee benefit plan (other than a Multiemployer
Plan) maintained for employees of the Company or any ERISA Affiliate and covered by Title IV of ERISA.

         "Prior Agreement" means that certain Credit Agreement dated as of July 14, 1999, as amended, among the Company, certain banks and Bank One, NA (formerly known as The First National Bank of Chicago), as agent.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Pro Rata Share" means, with respect to any Bank, at any time, the percentage obtained by dividing (i) the sum of such Bank's Deferred Draw Term Loan Commitment, if any, at such time plus the outstanding principal balance of such Bank's Term Loans at such time by (ii) the sum of the aggregate amount of all of the Deferred Draw Term Loan Commitments plus the outstanding principal balance of all Term Loans.

         "Receivables Sale Agreement" means the Amended and Restated Receivables Sale Agreement among the Company, Asset Securitization Cooperative Corporation and Canadian Imperial Bank of Commerce, dated as of April 1, 2002.

         "Regulation D" means Regulation D of the FRB from time to time in effect and shall include any successor or other regulation or official interpretation of said FRB relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the FRB from time to time in effect and shall include any successor or other regulation or official interpretation of said FRB relating to the extension of credit by banks, non-banks and non-broker-dealers for the purpose of purchasing or carrying margin stocks.

         "Reportable Event" has the meaning assigned to that term in Title IV of ERISA.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "S&P" means Standard and Poor's Rating Services, a division of The McGraw Hill Companies, Inc. or any successor thereto.

         "SEC" means the Securities and Exchange Commission or any governmental authority which may be substituted therefor.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Securitized Bonds" shall mean any nonrecourse bonds or similar asset-backed securities issued by a special-purpose Subsidiary of the Company which are payable solely from specialized charges authorized by the utility commission of the relevant state in connection with the recovery of regulatory assets or other stranded costs.

         "Senior Debt" means the First Mortgage Bonds.

         "Single Employer Plan" means a Plan maintained by the Company or any ERISA Affiliate for employees of the Company or any ERISA Affiliate.

         "Subsidiary" means, as to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other Persons performing similar functions are at the time owned directly or indirectly by such Person.

         "Supplemental Indenture" means a supplemental indenture substantially in the form of Exhibit A-1 with respect to the Bonds issued on the Initial Borrowing Date and substantially in the form of Exhibit A-2 with respect to the Bonds issued in connection with the Extension Option.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

         "Termination Event" means (a) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), or (b) the withdrawal of the Company or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001 (a) (2) of ERISA, or (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate a Plan by the PBGC or to appoint a trustee to administer any Plan.

         "Term Loans" means the Initial Term Loans and the Deferred Draw Term Loans.

         "Total Consolidated Capitalization" means, at any date of determination, the sum of (a) Total Consolidated Debt, (b) equity of the common stockholders of the Company, (c) equity of the preference stockholders of the Company and (d) equity of the preferred stockholders of the Company, in each case determined at such date.

         "Total Consolidated Debt" means, at any date of determination, the aggregate Debt of the Company and its Consolidated Subsidiaries; provided, that Total Consolidated Debt shall exclude (i) the principal amount of any Securitized Bonds, (ii) any Junior Subordinated Debt owned by any Hybrid Preferred Securities Subsidiary, (iii) any guaranty by the Company of payments with respect to any Hybrid Preferred Securities, provided that such guaranty is subordinated to the rights of the Banks hereunder and under the other Loan Documents pursuant to terms of subordination substantially similar to those set forth in Exhibit F, or pursuant to other terms and conditions satisfactory to the Majority Banks, (iv) such percentage of the Net Proceeds from any issuance of hybrid debt/equity securities (other than Junior Subordinated Debt and Hybrid Preferred Securities) by the Company or any Consolidated Subsidiary as shall be agreed to be deemed equity by the Agent and the Company prior to the issuance thereof (which determination shall be based on, among other things, the treatment (if any) given to such securities by the applicable rating agencies).

         "Type" means, with respect to any Loan, the character of such Loan as a Eurodollar Rate Loan or a Floating Rate Loan.

         "Unfunded Vested Liabilities" means, (i) in the case of Single Employer Plans, the amount (if any) by which the present value of all vested nonforfeitable benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, and (ii) in the case of Multiemployer Plans, the withdrawal liability of the Company and its ERISA Affiliates.

         1.2 Singular and Plural. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

         1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Company or any of its Subsidiaries, or the Company or any of its Subsidiaries shall change its application of generally accepted accounting principles with respect to any Off-Balance Sheet Liabilities, in each case, with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein ("Accounting Changes"), the parties hereto agree, at the Company's request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Company's and its Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Agent, the Arranger and the Majority Banks, no Accounting Change shall be given effect in such calculations. In the event such amendment is entered into, all references in this Agreement to GAAP shall mean generally accepted accounting principles as of the date of such amendment.

                                   ARTICLE II
                                 THE TERM LOANS

         2.1 Initial Term Loans. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make a term loan to the Company on the Initial Borrowing Date in an amount equal to such Bank's Initial Term Loan Commitment (each individually, an "Initial Term Loan" and, collectively, the "Initial Term Loans"). The Company shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 11:00 a.m. (New York time) on the Initial Borrowing Date, specifying (i) the Borrowing Date, which shall be the Initial Borrowing Date, and (ii) the aggregate amount of the Initial Term Loans. The Initial Term Loans shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Rate Loans in the manner provided in Section 2.8.

         2.2 Deferred Draw Term Loans. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make a term loan to the Company on any Business Day during the Deferred Draw Period in an amount equal to such Bank's Deferred Draw Term Loan Commitment (each individually, a "Deferred Draw Term Loan" and, collectively, the "Deferred Draw Term Loans"). The Company shall give the Agent an irrevocable Borrowing Notice not later than 11:00 a.m. (New York time) on the third Business Day prior to the proposed Borrowing Date, specifying (i) the Borrowing Date, which shall be a Business Day, (ii) the aggregate amount of the Deferred Draw Term Loans, (iii) whether the Deferred Draw Term Loans initially will be Floating Rate Loans or Eurodollar Rate Loans and (iv) in the case of Eurodollar Rate Loans, the initial Interest Period applicable thereto. If the Deferred Draw Term Loans are not borrowed by the Company during the Deferred Draw Period, the Deferred Draw Term Loan Commitments shall terminate on the last day of the Deferred Draw Period unless earlier terminated by the Company pursuant to Section 2.5(b). The Deferred Draw Term Loans, if requested, shall be drawn in a single borrowing, and the excess, if any, of the aggregate Deferred Draw Term Loan Commitments on the Borrowing Date over the aggregate amount of the Deferred Draw Term Loans requested by the Company on such Borrowing Date shall terminate on such Borrowing Date.

         2.3 Making of Term Loans. Promptly after receipt thereof, the Agent will notify each Bank of the contents of each Borrowing Notice. Not later than 1:00 p.m. (New York time) on each Borrowing Date, each Bank shall make available its applicable Term Loan in funds immediately available in New York to the Agent at its address specified pursuant to Section 14. To the extent funds are received from the Banks, the Agent will make such funds available to the Company at the Agent's aforesaid address. No Bank's obligation to make any Term Loan shall be affected by any other Bank's failure to make any Term Loan.

         2.4 Repayment of Term Loans. The Term Loans shall be paid in full on the Maturity Date; provided, however, that the Company may elect to extend the maturity of the Term Loans to the Extended Maturity Date (the "Extension Option") on the terms and conditions contained in this Section 2.4 and in
Section 11.3. The Company may elect the Extension Option by (i) providing irrevocable notice of such election to the Agent not more than 60 days and not less than 15 days prior to the Maturity Date and (ii) paying an extension fee to the Agent on the Maturity Date in an aggregate amount equal to 0.125% of the aggregate outstanding principal amount of the Term Loans on the Maturity Date, for the account of the Banks in accordance with their respective Pro Rata Shares. Promptly after receipt thereof, the Agent will send a copy of such notice to each Bank. Notwithstanding the foregoing and the giving of such notice, if a Default or Event of Default has occurred and is continuing on the Maturity Date, the Extension Option shall not be available and the Term Loan shall be paid in full on the Maturity Date.

         2.5 Commitment Fee and Reductions of Commitment. (a) The Company agrees to pay to the Agent for the account of each Bank according to its Pro Rata Share a commitment fee (the "Commitment Fee") at the rate of 0.50% per annum on the aggregate Deferred Draw Term Loan Commitments from the Initial Borrowing Date to but not including the earlier of (i) the Borrowing Date of the Deferred Draw Term Loans and (ii) the date on which the Deferred Draw Term Loan Commitments are terminated in full (the earlier of such dates being the "Termination Date"). The Commitment Fee shall be payable quarterly in arrears on each Payment Date (for the quarter then most recently ended) and on the Termination Date (for the period then ended for which such fee has not previously been paid). The Commitment Fee shall be calculated for actual days elapsed on the basis of a 360 day year.

         (a) The Company may permanently reduce the aggregate Deferred Draw Term Loan Commitments in whole, or in part ratably among the Banks in the minimum amount of $10,000,000 (and in multiples of $1,000,000 if in excess thereof), upon at least five Business Days' written notice to the Agent, which shall specify the amount of any such reduction. All accrued Commitment Fees shall be payable on the effective date of any termination of the obligation of the Banks to make Deferred Draw Term Loans hereunder. Upon any permanent reduction in the aggregate Deferred Draw Term Loan Commitments pursuant to the terms of this
Section 2.5(b), the Agent shall, upon request of the Company, promptly surrender to or upon the order of the Company one or more Bonds specified by the Company; provided that the Company remains in compliance with Section 6.10.

         2.6 Optional Principal Payments. The Company may, upon at least three
(3) Business Days' prior written notice to the Agent (which the Agent shall promptly transmit to each Bank), at any time and from time to time, without penalty or premium, prepay the Term Loans which are Floating Rate Loans, in whole or in part. Term Loans which are Eurodollar Rate Loans may be prepaid in whole or in part upon at least five (5) Business Days' prior written notice to the Agent (which the Agent shall promptly transmit to each Bank), (A) on the expiration date of the then applicable Interest Period therefor, and (B) on any other date upon payment of the amounts required by Section 4.4, but otherwise without penalty or premium. Any notice of prepayment given to the Agent under this Section 2.6 shall specify the date (which shall be a Business Day) of prepayment, the aggregate principal amount of the prepayment and any allocation of such amount among Floating Rate Loans and Eurodollar Rate Loans. When notice of prepayment is delivered as provided herein, the principal amount of the Term Loans specified in the notice shall become due and payable on the prepayment date specified in such notice. Unless the aggregate outstanding principal balance of the Term Loans is to be prepaid in full, voluntary prepayments of the Term Loans shall be in an aggregate minimum amount of $10,000,000 and integral multiples of $1,000,000 in excess of that amount. Each voluntary prepayment of the Term Loans shall be allocated first to Term Loans which are Floating Rate Loans until paid in full and then to Term Loans which are Eurodollar Rate Loans. Amounts prepaid hereunder may not be reborrowed. Upon any prepayment of the Term Loans pursuant to the terms of this Section 2.6, the Agent shall, upon request of the Company, promptly surrender to or upon the order of the

Company one or more Bonds specified by the Company; provided that the Company remains in compliance with Section 6.10.

         2.7 Mandatory Prepayments. (a) Within three Business Days after the Company's receipt of any Net Cash Proceeds of Sale, the Company shall make a written offer to the Banks to prepay the Term Loans by an amount equal to 50% of such Net Cash Proceeds of Sale; provided, however, that (i) the Company may retain up to an aggregate of $100,000,000 of such Net Cash Proceeds of Sale during the term of this Agreement before it shall be required to make any such mandatory offer, and (ii) the Company shall not be required to make any such mandatory offer unless and until the aggregate amount of such mandatory offer (on a cumulative basis) would be at least $1,000,000. Such offer shall be transmitted by facsimile and by overnight courier to each Bank and shall be deemed received on the Business Day following transmittal. Each Bank shall have three Business Days following its receipt of such offer to submit a written response to the Company's prepayment offer, and if any Bank shall not have responded by the close of business on the third Business Day, it shall be deemed to have accepted such offer. Payment shall be made to the Agent for the account of all Banks that have accepted the prepayment offer on the fourth Business Day following their receipt of the offer from the Company. If any Bank elects not to accept its Pro Rata Share thereof, such prepayment shall be applied ratably to the Term Loans of the Banks that have accepted such offer. Amounts prepaid hereunder may not be reborrowed. Upon any prepayment of the Term Loans pursuant to the terms of this Section 2.7(a), the Agent shall, upon request of the Company, promptly surrender to or upon the order of the Company one or more Bonds specified by the Company; provided that the Company remains in compliance with Section 6.10.

         (a) If the Company fails to execute any amendment to the Loan Documents required by the Fee Letter and such failure continues after written notice thereof from the Arranger, then on the third Business Day after receipt by the Company of such notice, the Commitments shall be terminated and the entire principal amount of the Term Loans outstanding hereunder, all interest thereon and all other Obligations payable under this Agreement and the other Loan Documents shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company.

         2.8 Conversion or Continuation. (i) The Company shall have the option
(A) to convert at any time all or any part of outstanding Floating Rate Loans to Eurodollar Rate Loans; (B) to convert all or any part of outstanding Eurodollar Rate Loans having Interest Periods which expire on the same date to Floating Rate Loans on such expiration date; or (C) to continue all or any part of outstanding Eurodollar Rate Loans having Interest Periods which expire on the same date as Eurodollar Rate Loans, and the succeeding Interest Period of such continued Loans shall commence on such expiration date; provided, however, no such outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan (i) if the continuation of, or the conversion into, would violate any of the provisions of this Agreement or (ii) if a Default or Event of Default would occur or has occurred and is continuing. Any conversion into or continuation of Eurodollar Rate Loans under this Section 2.8 shall be in a minimum amount of $10,000,000 and in integral multiples of $1,000,000 in excess of that amount.

                  (ii) To convert or continue a Loan under Section 2.8(i), the Company shall deliver an irrevocable notice (a "Conversion/Continuation Notice") to the Agent no later than

11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed conversion/continuation date. A Conversion/Continuation Notice shall specify (A) the proposed conversion/continuation date (which shall be a Business
Day), (B) the principal amount of the Loan to be converted/continued, (C) whether such Loan shall be converted and/or continued, and (D) in the case of a conversion to, or continuation of, a Eurodollar Rate Loan, the requested Interest Period. Promptly after receipt of a Conversion/Continuation Notice under this Section 2.8(ii) (or telephonic notice in lieu thereof), the Agent shall notify each Bank by telex or telecopy, or other similar form of transmission, of the proposed conversion/continuation. Any Conversion/Continuation Notice for conversion to, or continuation of, a Loan (or telephonic notice in lieu thereof) shall be irrevocable, and the Company shall be bound to convert or continue in accordance therewith.

         2.9 Interest Rates, Interest Payment Dates. (a) Subject to Section 2.10, each Term Loan shall bear interest as follows:

                  (i) if it is a Floating Rate Loan, at a rate per annum equal to the Floating Rate from time to time in effect; and

                  (ii) if it is a Eurodollar Rate Loan, at a rate per annum equal to the Eurodollar Rate for each applicable Interest Period therein.

Changes in the rate of interest on that portion of any Term Loan maintained as a Floating Rate Loan will take effect simultaneously with each change in the Floating Rate.

         (b) Interest accrued on each Floating Rate Loan shall be payable on each Payment Date and at maturity. Interest accrued on each Eurodollar Rate Loan shall be payable on the last day of its applicable Interest Period, on any date on which such Eurodollar Rate Loan is prepaid and at maturity. Interest accrued on each Eurodollar Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on all Term Loans shall be calculated for actual days elapsed on the basis of a 360-day year. In computing interest on any Term Loan, the date of the making of the Term Loan or the first day of an Interest Period, as the case may be, shall be included and the date of payment or the expiration date an Interest Period, as the case may be, shall be excluded; provided, however, if a Term Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on such Term Loan. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.10 Rate after Maturity. Any Term Loan not paid by the Company at maturity, whether by acceleration or otherwise, shall bear interest until paid in full at a rate per annum equal to the higher of the rate otherwise applicable thereto plus 1% or the Floating Rate plus 1%.

         2.11 Method of Payment. All payments of principal, interest and fees hereunder shall be made in immediately available funds to the Agent at its address specified on its signature page to this Agreement (or at any other Lending Installation of the Agent specified in writing by the Agent to the Company) not later than 1:00 p.m. (New York time) on the date when due and shall be applied ratably by the Agent among the Banks. Funds received after such time shall be deemed received on the following Business Day unless the Agent shall have received from, or on behalf of, the Company a Federal Reserve reference number with respect to such payment before 1:00 p.m. (New York time) on the date of such payment. Each payment delivered to the Agent for the account of any Bank shall be delivered promptly by the Agent in the same type of funds received by the Agent to such Bank at the address specified for such Bank on its signature page to this Agreement or at any Lending Installation specified in a notice received by the Agent from such Bank. The Agent is hereby authorized to charge the account of the Company maintained with Citicorp, if any, for each payment of principal, interest and fees as such payment becomes due hereunder.

         2.12     Evidence of Obligation; Telephonic Notices.

         (a) The obligation of the Company to repay the Obligations shall be evidenced by one or more Bonds.

         (b) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Bank resulting from each Term Loan made by such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

         (c) The Agent shall also maintain accounts in which it will record (i) the amount of each Term Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Bank hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Company and each Bank's share thereof.

         (d) The entries maintained in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Bank to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay the Obligations in accordance with their terms.

         (e) The Company hereby authorizes the Banks and the Agent to make, convert or continue Term Loans based on telephonic notices made by any person or persons the Agent or any Bank in good faith believes to be acting on behalf of the Company, The Company agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by a Designated Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Banks, the records of the Agent and the Banks shall govern absent manifest error.

         2.13 Lending Installations. Subject to the provisions of Section 4.6, each Bank may book its Term Loans at any Lending Installation selected by such Bank and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Term Loans shall be deemed held by the applicable Bank for the benefit of such Lending Installation. Each Bank may, by written or facsimile notice to the

Company, designate a Lending Installation through which Term Loans will be made by it and for whose account payments on the Term Loans are to be made.

         2.14 Non-Receipt of Funds by the Agent. Unless a Bank or the Company, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Bank, the proceeds of a Term Loan or (ii) in the case of the Company, a payment of principal, interest or fees to the Agent for the account of the Banks, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Bank or the Company, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Bank, the Federal Funds Rate for such day or (u) in the case of payment by the Company, the interest rate applicable to the relevant Term Loan.


                                   ARTICLE III
                                    RESERVED.


                                   ARTICLE IV
                             CHANGE IN CIRCUMSTANCES

         4.1 Yield Protection. If any change in law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof by any agency or authority having jurisdiction over any Bank,

                  (i) subjects any Bank or any applicable Lending Installation to any increased tax, duty, charge or withholding on or from payments due from the Company (excluding taxation measured by or attributable to the overall net income of such Bank or applicable Lending Installation, whether overall or in any geographic area), or changes the rate of taxation of payments to any Bank in respect of its Term Loans or other amounts due it hereunder, or

                  (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank or any applicable Lending Installation (including, without limitation, any reserve costs under Regulation D with respect to Eurocurrency liabilities (as defined in Regulation D)), or

                  (iii) imposes any other condition the result of which is to increase the cost to any Bank or any applicable Lending Installation of making, funding or maintaining Term Loans, or reduces any amount receivable by any Bank or any applicable Lending Installation in connection with Term Loans or requires any Bank or any applicable Lending Installation to make any payment calculated by reference to its Term Loans or interest received by it, by an amount deemed material by such Bank, or

                  (iv) affects the amount of capital required or expected to be maintained by any Bank or Lending Installation or any corporation controlling any Bank and such Bank determines the amount of capital required is increased by or based upon the existence of this Agreement or its obligation to make Term Loans hereunder or of commitments of this type, then, upon presentation by such Bank to the Company of a certificate (as referred to in the immediately succeeding sentence of this Section 4.1) setting forth the basis for such determination and the additional amounts reasonably determined by such Bank for the period of up to 90 days prior to the date on which such certificate is delivered to the Company and the Agent, to be sufficient to compensate such Bank in light of such circumstances, the Company shall within 30 days of such delivery of such certificate pay to the Agent for the account of such Bank the specified amounts set forth on such certificate. The affected Bank shall deliver to the Company and the Agent a certificate setting forth the basis of the claim and specifying in reasonable detail the calculation of such increased expense, which certificate shall be prima facie evidence as to such increase and such amounts. An affected Bank may deliver more than one certificate to the Company during the term of this Agreement. In making the determinations contemplated by the above-referenced certificate, any Bank may make such reasonable estimates, assumptions, allocations and the like that such Bank in good faith determines to be appropriate, and such Bank's selection thereof in accordance with this Section 4.1 shall be conclusive and binding on the Company, absent manifest error.

         (b) No Bank shall be entitled to demand compensation or be compensated hereunder to the extent that such compensation relates to any period of time more than 90 days prior to the date upon which such Bank first notified the Company of the occurrence of the event entitling such Bank to such compensation (unless, and to the extent, that any such compensation so demanded shall relate to the retroactive application of any event so notified to the Company).

         4.2 Replacement Bank. If any Bank shall make a demand for payment under
Section 4.1, then within 30 days after such demand, the Company may, with the approval of the Agent (which approval shall not be unreasonably withheld) and provided that no Default or Event of Default shall then have occurred and be continuing, demand that such Bank assign to one or more financial institutions designated by the Company and approved by the Agent all (but not less than all) of such Bank's Deferred Draw Term Loan Commitment, if any, and outstanding Term Loans within the period ending on the later of such 30th day and the last day of the longest of the then current Interest Periods or maturity dates for such outstanding Term Loans. It is understood that such assignment shall be consummated on terms satisfactory to the Company, the Agent and the assigning Bank, provided that such assigning Bank's consent to such an assignment shall not be unreasonably withheld.

         4.3      Availability of Eurodollar Rate Loans. If

         (a) any Bank determines that maintenance of a Eurodollar Rate Loan at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or

         (b) the Majority Banks determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Rate Loans are not available or
(ii) the Base Eurodollar Rate does not accurately reflect the cost of making or maintaining a Eurodollar Rate Loan, then the Agent shall suspend the availability of Eurodollar Rate Loans and, in the case of clause (a), require any Eurodollar Rate Loans to be converted to Floating Rate Loans on such date as is required by the applicable law, rule, regulation or directive.

         4.4 Funding Indemnification. If any payment of a Eurodollar Rate Loan occurs on a date which is not the last day of an applicable Interest Period, whether because of prepayment or otherwise, or a Eurodollar Rate Loan is not made on the date specified by the Company for any reason other than default by the Banks, the Company will indemnify each Bank for any loss or cost (but not lost profits) incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Rate Loan; provided that the Company shall not be liable for any of the foregoing to the extent they arise because of acceleration by any Bank.

         4.5      Taxes.

         (a) All payments by the Company to or for the account of any Bank or the Agent hereunder or under any Bond shall be made free and clear of and without deduction for any and all Taxes. If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.5) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant authority in accordance with applicable law and (iv) the Company shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

         (b) In addition, the Company hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Bond or from the execution or delivery of, or otherwise with respect to, this Agreement or any Bond ("Other Taxes").

         (c) The Company hereby agrees to indemnify the Agent and each Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Bank makes demand therefor pursuant to Section 4.6.

         (d) Each Bank that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Bank") agrees that it will, not more than ten Business Days after the date hereof, or, if later, not more than ten Business Days after becoming a Bank hereunder, (i) deliver to each of the Company and the Agent two (2) duly completed copies of United States Internal Revenue Service Form W8BEN or W8ECI, certifying in either case that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Company and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Bank further undertakes to deliver to each of the Company and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Company or the Agent. All forms or amendments described in the preceding sentence shall certify that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form or amendment with respect to it and such Bank advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (e) For any period during which a Non-U.S. Bank has failed to provide the Company with an appropriate form pursuant to clause (d), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Bank shall not be entitled to indemnification under this Section 4.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Bank which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (d) above, the Company shall take such steps as such Non-U.S. Bank shall reasonably request to assist such Non-U.S. Bank to recover such Taxes.

         (f) Any Bank that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Bond pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Company (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

         (g) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or properly completed, because such Bank failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Banks under this Section 4.5(g) shall survive the payment of the Obligations and termination of this Agreement.

         4.6 Bank Certificates. Survival of Indemnity. To the extent reasonably possible, each Bank shall designate an alternate Lending Installation with respect to Eurodollar Rate Loans to reduce any liability of the Company to such Bank under Section 4.1 or to avoid the unavailability of Eurodollar Rate Loan under Section 4.3, so long as such designation is not disadvantageous to such Bank. A certificate of such Bank as to the amount due under Section 4.1, 4.4 or
4.5 shall be final, conclusive and binding on the Company in the absence of manifest error, Determination of amounts payable under such Sections in connection with a Eurodollar Rate Loan shall be calculated as though each Bank funded each Eurodollar Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Base Eurodollar Rate applicable to such Eurodollar Rate Loan whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in any certificate shall be payable on demand after receipt by the Company of such certificate. The obligations of the Company under Sections 4.1, 4.4 and 4.5 shall survive payment of the Obligations and termination of this Agreement, provided, that no Bank shall be entitled to compensation to the extent that such compensation relates to any period of time more than 90 days after the termination of this Agreement.


                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         The Company hereby represents and warrants that:

         5.1 Incorporation and Good Standing. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Michigan.

         5.2 Corporate Power and Authority: No Conflicts. The execution, delivery and performance by the Company of the Loan Documents are within the Company's corporate powers, have been duly authorized by all necessary corporate action and do not (i) violate the Company's charter, bylaws or any applicable law, or (ii) breach or result in an event of default under any indenture or material agreement, and do not result in or require the creation of any Lien upon or with respect to any of its properties (except the lien of the Indenture securing the Bonds).

         5.3 Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of any Loan Document, except for the authorization to issue, sell or guarantee secured and/or unsecured short-term debt granted by the Federal Energy Regulatory Commission, which authorization has been obtained and is in full force and effect.

         5.4 Legally Enforceable Agreements. Each Loan Document constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to (a) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         5.5 Financial Statements. The audited balance sheet of the Company and its Consolidated Subsidiaries as at December 31, 2001, and the related statements of income and cash flows of the Company and its Consolidated Subsidiaries for the fiscal year then ended, as set forth in the Company's Annual Report on Form 10-K (copies of which have been furnished to each Bank), and the unaudited balance sheet of the Company and its Consolidated Subsidiaries as at March 31, 2002 (copies of which have been furnished to each Bank), fairly present the financial condition of the Company and its Consolidated Subsidiaries as at such dates and the results of operations of the Company and its Consolidated Subsidiaries for the periods ended on such dates, all in accordance with GAAP, and since December 31, 2001, there has been no Material Adverse Change (except to the extent described in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 as filed with the SEC, copies of which have been furnished to each Bank).

         5.6 Litigation. Except (i) to the extent described in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, and Current Report on Form 8-K filed by the Company on May 29, 2002, in each case as filed with the SEC, copies of which have been furnished to each Bank, and (ii) such other similar actions, suits and proceedings predicated on the occurrence of the same events giving rise to any actions, suits and proceedings described in the Reports filed with the SEC set forth in clause (i) hereof, there is no pending or threatened action or proceeding against the Company or any of its Consolidated Subsidiaries before any court, governmental agency or arbitrator, which, if adversely determined, might reasonably be expected to materially adversely affect the financial condition, results of operations, business, Property or prospects of the Company and its Consolidated Subsidiaries, taken as a whole, or that would materially adversely affect the Company's ability to perform its obligations under any Loan Document. As of the Initial Borrowing Date, there is no litigation challenging the validity or the enforceability of any of the Loan Documents.

         5.7 Margin Stock. The Company is not engaged in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U), and no proceeds of any Credit Extension will be used to buy or carry any margin stock or to extend credit to others for the purpose of buying or carrying any margin stock.

         5.8 ERISA. No Termination Event has occurred or is reasonably expected to occur with respect to any Plan. Neither the Company nor any of its ERISA Affiliates is an employer under a Multiemployer Plan.

         5.9 Insurance. All insurance required by Section 6.2 is in full force and effect.

         5.10 Taxes. The Company and its Subsidiaries have filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or, to the extent the Company or any of its Subsidiaries is contesting in good faith an assertion of liability based on such returns, has provided adequate reserves for payment thereof in accordance with GAAP.

         5.11 Investment Company Act. The Company is not an investment company (within the meaning of the Investment Company Act of 1940, as amended).

         5.12 Public Utility Holding Company Act. The Company is exempt from the registration requirements of the Public Utility Holding Company Act of 1935, as amended, 15 USC 79, et seq.

         5.13 Bonds. The issuance to the Agent of Bonds as evidence of the Obligations (i) will not violate any provision of the Indenture or any other agreement or instrument, or any law or regulation, or judicial or regulatory order, judgment or decree, to which the Company or any of its Subsidiaries is a party or by which any of the foregoing is bound and (ii) will provide the Banks, as beneficial holders of the Bonds through the Agent, the benefit of the Lien of the Indenture equally and ratably with the holders of other First Mortgage Bonds.


                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

         So long as any Obligations shall remain unpaid or any Bank shall have any Commitment under this Agreement, the Company shall:

         6.1 Payment of Taxes. Etc. Pay and discharge before the same shall become delinquent, (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its property, and (b) all lawful claims which, if unpaid, might by law become a Lien upon its property, provided that the Company shall not be required to pay or discharge any such tax, assessment, charge or claim (i) which is being contested by it in good faith and by proper procedures or (ii) the non-payment of which will not materially adversely affect the financial condition or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole.

         6.2 Maintenance of Insurance. Maintain insurance in such amounts and covering such risks with respect to its business and properties as is usually carried by companies engaged in similar businesses and owning similar properties, either with reputable insurance companies or, in whole or in part, by establishing reserves or one or more insurance funds, either alone or with other corporations or associations.

         6.3 Preservation of Corporate Existence, Etc. Preserve and maintain its corporate existence, rights and franchises, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business and operations or the ownership of its properties, provided that the Company shall not be required to preserve any such right or franchise or to remain so qualified unless the failure to do so would have a material adverse effect on the financial condition or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole, or the ability of the Company to enter into, or to perform its obligations under, any Loan Document.

         6.4 Compliance with Laws. Etc. Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, the non-compliance with which would materially adversely affect the financial condition or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under any Loan Document.

         6.5 Visitation Rights. Subject to any necessary approval from the Nuclear Regulatory Commission, at any reasonable time and from time to time, permit the Agent, any of the Banks or any agents or representatives thereof to examine and make copies of and abstracts from its records and books of account, visit its properties and discuss its affairs, finances and accounts with any of its officers,

         6.6 Keeping of Books. Keep, and cause each Consolidated Subsidiary to keep, adequate records and books of account, in which full and correct entries shall be made of all of its financial transactions and its assets and business so as to permit the Company and its Consolidated Subsidiaries to present financial statements in accordance with GAAP.

         6.7 Reporting Requirements. Furnish to the Agent, with sufficient copies for each of the Banks:

         (a) as soon as practicable and in any event within five Business Days after becoming aware of the occurrence of any Default or Event of Default, a statement of a Designated Officer as to the nature thereof, and as soon as practicable and in any event within five Business Days thereafter, a statement of a Designated Officer as to the action which the Company has taken, is taking or proposes to take with respect thereto;

         (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such quarter, and the related consolidated statements of income, cash flows and common stockholder's equity of the Company and its Consolidated Subsidiaries as at the end of and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, or statements providing substantially similar information (which requirement shall be deemed satisfied by the delivery of the Company's quarterly report on Form 10-Q for such quarter), all in reasonable detail and duly certified (subject to the absence of footnotes and to year-end audit adjustments) by a Designated Officer as having been prepared in accordance with GAAP, together with (i) a certificate of a Designated Officer (which certificate shall also accompany the financial statements delivered pursuant to clause (c) below) stating that such officer has no knowledge (having made due inquiry with respect thereto) that a Default or Event of Default has occurred and is continuing, or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the actions which the Company has taken, is taking or proposes to take with respect thereto, and (ii) a certificate of a Designated Officer, in substantially the form of Exhibit C hereto, setting forth the Company's computation of the financial ratio specified in Section 8.1 as of the end of the immediately preceding fiscal quarter or year, as the case may be, of the Company;

         (c) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a copy of the Annual Report on Form 10-K (or any successor form) for the Company for such year, including therein the consolidated balance sheet of the Company and its

Consolidated Subsidiaries as at the end of such year and the consolidated statements of income, cash flows and common stockholder's equity of the Company and its Consolidated Subsidiaries as at the end of and for such year, or statements providing substantially similar information, in each case certified by independent public accountants of recognized national standing selected by the Company (and not objected to by the Majority Banks), together with a certificate of such accounting firm addressed to the Banks stating that, in the course of its examination of the consolidated financial statements of the Company and its Consolidated Subsidiaries, which examination was conducted by such accounting firm in accordance with GAAP, (1) such accounting firm has obtained no knowledge that an Event of Default, insofar as such Event of Default related to accounting or financial matters, has occurred and is continuing, or if, in the opinion of such accounting firm, such an Event of Default has occurred and is continuing, a statement as to the nature thereof, and (2) such accounting firm has examined a certificate prepared by the Company setting forth the computations made by the Company in determining, as of the end of such fiscal year, the ratio specified in Section 8.1. which certificate shall be attached to the certificate of such accounting firm, and such accounting firm confirms that such computations accurately reflect such ratio;

         (d) promptly after the sending or filing thereof, copies of all proxy statements which the Company sends to its stockholders, copies of all regular, periodic and special reports (other than those which relate solely to employee benefit plans) which the Company files with the SEC and notice of the sending or filing of (and, upon the request of the Agent or any Bank, a copy of) any final prospectus filed with the SEC;

         (e) as soon as possible and in any event (i) within 30 days after the Company or any of its ERISA Affiliates knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred and (ii) within ten days after the Company or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any Plan has occurred, a statement of the Chief Financial Officer of the Company describing such Termination Event and the action, if any, which the Company or such ERISA Affiliate, as the case may be, proposes to take with respect thereto;

         (f) promptly upon becoming aware thereof, notice of any upgrading or downgrading of the rating of the Senior Debt by Fitch, Moody's or S&P;

         (g) as soon as possible and in any event within five (5) days after the occurrence of any material default under any material agreement to which the Company or any of its Subsidiaries is a party, which default would materially adversely affect the financial condition, business, results of operations, Property or prospects of the Company and its Subsidiaries, considered as a whole, any of which is continuing on the date of such certificate, a certificate of the president or chief financial officer of the Company setting forth the details of such material default and the action which the Company or any such Subsidiary proposes to take with respect thereto; and

         (h) such other information respecting the business, properties or financial condition of the Company as the Agent or any Bank through the Agent may from time to time reasonably request.

         6.8 Use of Proceeds. The Company will use the proceeds of the Term Loans for general corporate purposes, working capital and refinancing the Debt under the Prior Agreement. The Company will not, nor will it permit any Subsidiary to, use any of the proceeds of the Term Loans to purchase or carry any "margin stock" (as defined in Regulation U).

         6.9 Maintenance of Properties, Etc. The Company shall, and shall cause each of its Subsidiaries to, maintain in all material respects all of its respective owned and leased Property in good and safe condition and repair to the same degree as other companies engaged in similar businesses and owning similar properties, and not permit, commit or suffer any waste or abandonment of any such Property, and from time to time shall make or cause to be made all material repairs, renewals and replacements thereof, including, without limitation, any capital improvements which may be required; provided, however, that such Property may be altered or renovated in the ordinary course of Company's or its Subsidiaries' business; and provided, further, that the foregoing shall not restrict the sale of any asset of the Company or any Subsidiary to the extent not prohibited by Section 7.2.

         6.10 Bonds. Beginning on the Initial Borrowing Date and continuing until the Commitments have terminated and all Obligations have been paid in full, cause the aggregate amount of the Bonds outstanding to at all times be equal to or greater than the sum of the aggregate Commitments plus the aggregate outstanding Term Loans.

         6.11 Post-Closing Opinion. Within ten days after the date hereof, the Company shall cause to be delivered to the Agent a favorable opinion of Miller, Canfield, Paddock and Stone, P.L.C., special counsel to the Company, as to the matters set forth in Exhibit B-3 and as to such other matters as the Agent may reasonably request. Such opinion shall be addressed to the Agent and the Banks and shall be satisfactory in form and substance to the Agent.


                                   ARTICLE VII
                               NEGATIVE COVENANTS

         So long as any Obligations shall remain unpaid or any Bank shall have any Commitment under this Agreement, the Company shall not:

         7.1 Liens. Create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

         (a) Liens created pursuant to the Indenture securing the First Mortgage Bonds;

         (b) Liens securing pollution control bonds, or bonds issued to refund or refinance pollution control bonds (including Liens securing obligations (contingent or otherwise) of the Company under letter of credit agreements or other reimbursement or similar credit enhancement agreements with respect to pollution control bonds), provided that the aggregate face amount of any such bonds so issued shall not exceed the aggregate face amount of such pollution control bonds, as the case may be, so refunded or refinanced;

         (c) Liens in (and only in) assets acquired to secure Debt incurred to finance the acquisition of such assets;

         (d) Statutory and common law banker's Liens on bank deposits;

         (e) Liens in respect of accounts receivable sold, transferred or assigned by the Company;

         (f) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

         (g) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

         (h) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

         (i) Judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered (subject to a customary deductible) by insurance;

         (j) Zoning restrictions, easements, licenses, covenants, reservations, utility company rights, restrictions on the use of real property or minor irregularities of title incident thereto which do not in the aggregate materially detract from the value of the property or assets of the Company or materially impair the operation of its business;

         (k) Liens arising in connection with the financing of the Company's fuel resources, including, but not limited to, nuclear fuel;

         (l) Liens arising pursuant to MCL 324.20138; provided that the aggregate amount of all obligations secured by such Liens (excluding any such Liens of which the Company has no knowledge or which are permitted by subsection
(f) above) shall not exceed $20,000,000;

         (m) Liens arising in connection with the Securitized Bonds;

         (n) Liens on the Facility LC Collateral Account (as defined in the Credit Agreement) or any funds therein in favor of the agent under the Credit Agreement; and

         (o) Other Liens securing obligations in an aggregate amount not in excess of $150,000,000.

         7.2 Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of 15% or more of its assets.

         7.3 Mergers, Etc. Merge with or into or consolidate with or into any other Person, except that the Company may merge with any other Person, provided that, in each case, immediately after giving effect thereto, (a) no event shall occur and be continuing which constitutes a Default or Event of Default, (b) the Company is the surviving corporation, (c) the Company shall not be liable with respect to any Debt or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement on the date of such transaction and (d) the Company's Net Worth shall be equal to or greater than its Net Worth immediately prior to such merger.

         7.4 Compliance with ERISA. Permit to exist any occurrence of any Reportable Event, or any other event or condition which presents a material (in the reasonable opinion of the Majority Banks) risk of a termination by the PBGC of any Plan of the Company or any ERISA Affiliate,, which termination will result in any material (in the reasonable opinion of the Majority Banks) liability of the Company or such ERISA Affiliate to the PBGC.

         7.5 Change in Nature of Business. Make any material change in the nature of its business as carried on as of the date hereof.

         7.6 Restricted Payments. The Company: (a) will not declare or pay any dividends or make any other distributions on its capital stock (other than dividends payable solely in such capital stock) or redeem any such capital stock; and (b) will not, and will not permit any Subsidiary to, purchase or otherwise acquire or retire any of the Company's capital stock or make any loans or advances to CMS or any Subsidiary thereof (other than the Company or any Subsidiary thereof); provided that, so long as no Default or Event of Default exists, the Company may pay dividends in an aggregate amount not to exceed $300,000,000 during any calendar year.

         7.7 Off-Balance Sheet Liabilities. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, Off-Balance Sheet Liabilities (exclusive of obligations pursuant to the Receivables Sale Agreement and the Building Lease) in the aggregate in excess of $150,000,000 at any time.


                                  ARTICLE VIII
                               FINANCIAL COVENANTS

         So long as any of the Obligations shall remain unpaid or any Bank shall have any Commitment under this Agreement, the Company shall:

         8.1 Debt to Capital Ratio. At all times, maintain a ratio of Total Consolidated Debt to Total Consolidated Capitalization of not greater than 0.65 to 1.0.

         8.2 Interest Coverage Ratio. Not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated EBIT to (ii) Consolidated Interest Expense to be less than 2.0 to 1.0.

                                   ARTICLE IX
                                EVENTS OF DEFAULT

         9.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default":

         (a) The Company shall fail to pay (i) any principal of any Term Loan when due and payable, or (ii) any interest on any Term Loan or any fee or other Obligation payable hereunder within five (5) days after such interest or fee or other Obligation becomes due and payable;

         (b) Any representation or warranty made by the Company (or any of its officers) in this Agreement or any other Loan Document or in any certificate, document, report, financial or other written statement furnished at any time pursuant to any Loan Document shall prove to have been incorrect in any material respect on or as of the date made;

         (c) The Company shall fail to perform or observe any term, covenant or agreement contained in Section 6.10, Section 6.11, Article VII or Article VIII: or the Company shall fail to perform or observe any other term, covenant or agreement on its part to be performed or observed in this Agreement or in any other Loan Document and such failure shall continue for 30 consecutive days after notice thereof by means of facsimile, regular mail or written notice delivered in person (or telephonic notice thereof confirmed in writing) shall have been given to the Company by the Agent or the Majority Banks;

         (d) The Company shall: (i) fail to pay any Debt (other than the payment obligations described in subsection (a) above) in excess of $25,000,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the instrument or agreement relating to such Debt; or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such Debt, unless the obligee under or holder of such Debt shall have waived in writing such circumstance, or such circumstance has been cured, so that such circumstance is no longer continuing; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), in each case in accordance with the terms of such agreement or instrument, prior to the stated maturity thereof; or (iv) generally not, or shall admit in writing its inability to, pay its debts as such debts become due;

         (e) The Company: (i) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or
(ii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or (iii) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 30 consecutive days or more; or (iv) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (v) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more; or (vi) shall take any corporate action to authorize any of the actions set forth above in this subsection (e);

         (f) One or more judgments, decrees or orders for the payment of money in excess of $25,000,000 in the aggregate shall be rendered against the Company and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (ii) there shall be any period of more than 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

         (g) Any Termination Event with respect to a Plan shall have occurred, and 30 days after notice thereof shall have been given to the Company by the Agent, (i) such Termination Event (if correctable) shall not have been corrected and (ii) the then present value of such Plan's vested benefits exceeds the then current value of the assets accumulated in such Plan by more than the amount of $25,000,000 (or in the case of a Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(A)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount); or

         (h) Any Bond shall cease to be in full force and effect (except for Bonds surrendered by the Agent pursuant to Section 2.5(b), 2.6 or 2.7(a) or exchanged for a new series of Bonds pursuant to the Company's exercise of the Extension Option); or the Company shall deny that it has any liability or obligation under any Bond or purport to revoke, terminate, rescind or redeem any Bond (other than in accordance with the terms of the Bonds and the Indenture).

         9.2 Remedies.

                  If any Event of Default shall occur and be continuing, the Agent shall upon the request, or may with the consent, of the Majority Banks, by notice to the Company, (i) declare the Commitments to be terminated or suspended, whereupon the same shall forthwith terminate, and/or (ii) declare the Obligations to be forthwith due and payable, whereupon the Obligations shall become and be forthwith due and payable, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, provided that in the case of an Event of Default referred to in Section 9.1(e) above, the Commitments shall automatically terminate and the Obligations shall automatically become due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.


                                    ARTICLE X
                        WAIVERS. AMENDMENTS AND REMEDIES

         10.1 Amendments. Subject to the provisions of this Article X, the Majority Banks (or the Agent with the consent in writing of the Majority Banks) and the Company may enter into written agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Banks or the Company hereunder or waiving any Event of Default hereunder, provided that no such supplemental agreement shall, without the consent of all of the Banks:

         (a) Extend the maturity of any Term Loan or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

         (b) Modify the percentage specified in the definition of Majority
Banks.

         (c) Extend the Deferred Draw Period or increase the amount of the Commitment of any Bank hereunder, or permit the Company to assign its rights under this Agreement.

         (d) Amend Section 6.10 or this Section 10.1.


No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent.

         10.2 Preservation of Rights. No delay or omission of the Banks or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and the making of a Term Loan notwithstanding the existence of a Default or Event of Default or the inability of the Company to satisfy the conditions precedent to such Term Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Banks required pursuant to Section 10.1, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Banks until the Obligations have been paid in full.


                                   ARTICLE XI
                              CONDITIONS PRECEDENT

         11.1 Initial Term Loans. The Banks shall not be required to make the Initial Term Loans hereunder unless the Company has furnished to the Agent with sufficient copies for the Banks:

         (a) Copies of the Restated Articles of Incorporation of the Company, together with all amendments, certified by the Secretary or an Assistant Secretary of the Company, and a certificate of good standing, certified by the appropriate governmental officer in its jurisdiction of incorporation.

         (b) Copies, certified by the Secretary or an Assistant Secretary of the Company, of its bylaws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any
Bank) authorizing the execution of the Loan Documents.

         (c) An incumbency certificate, executed by the Secretary or an Assistant Secretary of the Company, which shall identify by name and title and bear the original or facsimile signature of the officers of the Company authorized to sign the Loan Documents and the officers or other employees authorized to make borrowings hereunder, upon which certificate the Banks shall be entitled to rely until informed of any change in writing by the Company.

         (d) A certificate, signed by a Designated Officer of the Company, stating that on the date hereof no Default or Event of Default has occurred and is continuing.

         (e) Evidence satisfactory to the Agent of the issuance of the Bonds in the form set forth in the Supplemental Indenture and in an aggregate principal amount of $300,000,000 pursuant to the Bond Delivery Agreement.

         (f) Favorable opinions of:

                  (i) Michael D. VanHemert, Esq., Deputy General Counsel of CMS, as to the matters set forth in Exhibit B-1 and as to such other matters as the Agent may reasonably request; and

                  (ii) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, as to the matters set forth in Exhibit B-2 and as to such other matters as the Agent may reasonably request.

  Such opinions shall be addressed to the Agent and the Banks and shall be satisfactory in form and substance to the Agent.

         (g) Evidence satisfactory to the Agent that the Prior Agreement shall have been or shall simultaneously on the Initial Borrowing Date be terminated (except for those provisions that expressly survive the termination thereof) and all loans outstanding and other amounts owed to the lenders or agents thereunder shall have been, or shall simultaneously with the Initial Term Loans hereunder be, paid in full.

         (h) Evidence satisfactory to the Agent that the initial "Credit Extension" under and as defined in the Credit Agreement shall have been made or shall be made simultaneously with the Initial Term Loans hereunder.

         (i) Evidence, in form and substance satisfactory to the Agent, that the Company has obtained all governmental approvals, if any, necessary for it to enter into the Loan Documents.

         (j) Such other documents as any Bank or its counsel may have reasonably requested.

It shall be a further condition precedent to the making of the Initial Term Loans hereunder that the Company shall have paid (i) to the Agent for the account of the Banks the fees required to be paid on the Initial Borrowing Date pursuant to the Fee Letter and (ii) to the Agent and the Arranger the fees required to be paid to them on the Initial Borrowing Date pursuant to the fee letter described in Section 13.12.

         11.2 Each Term Loan. The Banks shall not be required to make any Term Loan unless on the applicable Borrowing Date (i) no Default or Event of Default exists, (ii) the representations and warranties contained in Article V are true and correct as of such Borrowing Date and (iii) all legal matters incident to the making of such Term Loan are satisfactory to the Banks and their counsel. Each Borrowing Notice shall constitute a representation and warranty by the Company that the conditions contained in subsections (i) and (ii) above will be satisfied on the relevant Borrowing Date.

         11.3 Extension Option. It shall be a condition precedent to the extension of the maturity of the Term Loans to the Extended Maturity Date that the Company shall have furnished to the Agent with sufficient copies for the
Banks:

         (a) Evidence satisfactory to the Agent of the issuance of the Bonds in the form set forth in the Supplemental Indenture and in an aggregate principal amount equal to the aggregate principal amount of the Term Loans outstanding on the Maturity Date pursuant to the Bond Delivery Agreement.

         (b)      Favorable opinions of:

                  (i) Michael D. VanHemert, Esq., Deputy General Counsel of CMS, or other counsel satisfactory to the Agent, as to the matters set forth in Exhibit B-1 (other than paragraphs 4 and 10 thereof) with respect to the Supplemental Indenture and the Bonds and as to such other matters as the Agent may reasonably request; and

                  (ii) Miller, Canfield, Paddock & Stone, P.L.C., special counsel to the Company, as to the matters set forth in Exhibit B-3 and as to such other matters as the Agent may reasonably request.

Such opinions shall be addressed to the Agent and the Banks and shall be satisfactory in form and substance to the Agent.

         (c) Evidence, in form and substance satisfactory to the Agent, that the Company has obtained all governmental approvals, if any, necessary for it to enter into the Supplemental Indenture and issue the Bonds thereunder.

         (d) Such other documents as the Agent may reasonably request.


                                   ARTICLE XII
                               GENERAL PROVISIONS

         12.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Company and the Banks and their respective successors and assigns, except that the Company shall not have the right to assign its rights under the Loan Documents. Any Bank may sell participations in all or a portion of its rights and obligations under this Agreement pursuant to subsection (b) below and any Bank may assign all or any part of its rights and obligations under this Agreement pursuant to subsection
(c) below.

         (a) Any Bank may sell participations to one or more banks or other entities (each a "Participant") in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and its outstanding Term Loans), provided that (i) such Bank's obligations under this Agreement (including, without limitation, its Commitment to the Company hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of the Term Loans of such Bank for all purposes of this Agreement and (iv) the Company shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Each Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Term Loan or Commitment in which such Participant has an interest which would require consent of all of the Banks pursuant to the terms of Section 10.1 or of any other Loan Document. The Company agrees that each Participant shall be deemed to have the right of setoff provided in Section 12.11 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Bank under the Loan Documents, provided that each Bank shall retain the right of setoff provided in Section 12.11 with respect to the amount of participating interests sold to each Participant. The Banks agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.11, agrees to share with each Bank, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.11 as if each Participant were a Bank. The Company further agrees that each Participant shall be entitled to the benefits of Sections 4.1, 4.3, 4.4 and 4.5 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to Section 12.1(c). provided that (i) a Participant shall not be entitled to receive any greater payment under Section.4.1, 4.3, 4.4 or
4.5 than the Bank who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Company, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 4.5 to the same extent as if it were a Bank.

         (b) Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more financial institutions all or any part of its rights and obligations under this Agreement, provided that (i) such Bank has received the Agent's prior written consent to such assignment, which consent shall not be unreasonably withheld, and (ii) the minimum principal amount of any such assignment (other than assignments to a Federal Reserve Bank, or to any other Bank or affiliate of such assigning Bank, or to any direct or indirect contractual counterparties in swap agreements relating to the Term Loans to the extent required in connection with the physical settlement of any Bank's obligations pursuant thereto) shall be $1,000,000 (or such lesser amount consented to by the Agent); provided that after giving effect to such assignment the assigning Bank shall have Commitments and Term Loans in the aggregate of not less than $1,000,000 (unless otherwise consented to by the Agent). Notwithstanding the foregoing sentence, any Bank may at any time, without the consent of the Company or the Agent, assign all or any portion of its rights under this Agreement to (i) a Federal Reserve Bank, provided that no such assignment shall release the transferor Bank from its obligations hereunder; (ii) any Bank or any affiliate of such assigning Bank, provided that the creditworthiness of such affiliate (as determined in accordance with customary standards of the banking industry) is no less than that of the assigning Bank; and (iii) any direct or indirect contractual counterparties in swap agreements relating to the Term Loans to the extent required in connection with the physical settlement of any Bank's obligations pursuant thereto.

         (c) Any Bank may, in connection with any sale or participation or proposed sale or participation pursuant to this Section 12.1. disclose to the purchaser or participant or proposed purchaser or participant any information relating to the Company furnished to such Bank by or on behalf of the Company, provided that prior to any such disclosure of non-public information, the purchaser or participant or proposed purchaser or participant (which purchaser or participant is not an affiliate of a Bank) shall agree to preserve the confidentiality of any confidential information (except any such disclosure as may be required by law or regulatory process) relating to the Company received by it from such Bank.

         (d) Assignments under this Section 12.1 shall be made pursuant to an agreement (an "Assignment Agreement") substantially in the form of Exhibit D hereto or in such other form as may be agreed to by the parties thereto and shall not be effective until a $3,500 fee has been paid to the Agent by the assignee, which fee shall cover the cost of processing such assignment, provided, that such fee shall not be incurred in the event of an assignment by any Bank of all or a portion of its rights under this Agreement to (i) a Federal Reserve Bank or (ii) a Bank or an affiliate of the assigning Bank or (iii) to any direct or indirect contractual counterparties in swap agreements relating to the Term Loans to the extent required in connection with the physical settlement of any Bank's obligations pursuant thereto.

         (e) Notwithstanding anything to the contrary contained herein, any Bank (a "Granting Bank") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Bank to the Agent and the Company, the option to provide to the Company all or any part of any Term Loan that such Granting Bank is obligated to make to the Company pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Term Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Term Loan, the Granting Bank shall remain obligated to make such Term Loan pursuant to the terms hereof, (iii) the Company shall not be required to pay any amount under Section 4.5 that is greater than the amount which it would have been required to pay had there been no grant to an SPC and (iv) any SPC (or assignee of an SPC) will comply, if applicable, with the provisions contained in Section
4.5. No grant by any Granting Bank to an SPC agreeing to provide a Term Loan or the making of such Term Loan by such SPC shall operate to relieve such Granting Bank of its liabilities and obligations hereunder, except to the extent of the making of such Term Loan by such SPC. The making of a Term Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Term Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In addition, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that any SPC may (i) with notice to, but without the prior written consent of, the Company and the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Term Loans to the Granting Bank or to any financial institutions (consented to by the Agent in its sole discretion) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Term Loans and (ii) disclose on a confidential basis any non-public information relating to its Term Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 12.1(f) may not be amended without the written consent of any SPC that holds an option to provide Term Loans. No recourse under any obligation, covenant, or agreement of the SPC contained in this Agreement shall be had against any shareholder, officer, agent or director of the SPC as such, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of the SPC and no personal liability shall attach to or be incurred by any officer, agent or member of the SPC as such, or any of them under or by reason of any of the obligations, covenants or agreements of the SPC contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the SPC of any such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder, officer, agent or director is hereby expressly waived by all parties to this Agreement as a condition of and consideration for the SPC entering into this Agreement; provided, however, that the foregoing shall not relieve any such person or entity of any liability they might otherwise have as a result of fraudulent actions or omissions taken by them. All parties to this Agreement acknowledge and agree that the SPC shall only be liable for any claims that each of them may have against the SPC only to the extent of the SPC's assets. The provisions of this clause shall survive the termination of this Agreement.

         12.2 Survival of Representations. All representations and warranties of the Company contained in this Agreement shall survive the making of the Term Loans herein contemplated.

         12.3 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Bank shall be obligated to extend credit to the Company in violation of any limitation or prohibition provided by any applicable statute or regulation.

         12.4 Taxes. Any taxes (excluding income taxes) payable or ruled payable by any Federal or State authority in respect of the execution of the Loan Documents shall be paid by the Company, together with interest and penalties, if any.

         12.5 Choice of Law; Waiver of Jury Trial. THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION,
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT AND THE COMPANY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING HEREUNDER OR UNDER ANY LOAN DOCUMENT.

         12.6 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         12.7 Entire Agreement. The Loan Documents embody the entire agreement and understanding between the Company, the Agent and the Banks and supersede all prior agreements and understandings between the Company, the Agent and the Banks relating to the subject matter thereof (other than those contained in the fee letter described in Section 13.12 which shall survive and remain in full force and effect during the term of this Agreement).

         12.8 Expenses; Indemnification. The Company shall reimburse the Agent and the Arranger for (a) any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, review, execution, delivery, syndication, distribution (including, without limitation, via the internet), amendment and modification of the Loan Documents and (b) any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent) paid or incurred by the Agent or the Arranger on its own behalf or on behalf of any Bank in connection with the collection and enforcement of the Loan Documents. The Company further agrees to indemnify the Agent, the Arranger and each Bank and their respective directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including, without limitation, all material expenses of litigation or preparation therefor whether or not the Agent, the Arranger or any Bank is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Term Loan hereunder, provided that the Company shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent, the Arranger or any Bank. The obligations of the Company under this Section shall survive the termination of this Agreement.

         12.9 [Intentionally Omitted.]

         12.10 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions in that jurisdiction or the operation,, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         12.11 Setoff. In addition to, and without limitation of, any rights of the Banks under applicable law, if the Company becomes insolvent, however evidenced, or any Default or Event of Default occurs, any indebtedness from any Bank to the Company (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Bank, whether or not the Obligations, or any part hereof, shall then be due. The Company agrees that any purchaser or participant under Section 12.1 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such purchase or participation as if it were the direct creditor of the Company in the amount of such purchase or participation.

         12.12 Ratable Payments. If any Bank, whether by setoff or otherwise, has payment made to it upon its outstanding Term Loans in a greater proportion than that received by any other Bank, such Bank agrees, promptly upon demand, to purchase a portion of the aggregate outstanding Term Loans held by the other Banks so that after such purchase each Bank will hold its Pro Rata Share of the aggregate outstanding Term Loans. If any Bank, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Bank agrees, promptly upon demand, to take such action necessary such that all Banks share in the benefits of such collateral ratably in proportion to their respective Pro Rata Share of the aggregate outstanding Term Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

         12.13 Nonliability of Banks. The relationship between the Company, on the one hand, and the Banks and the Agent, on the other hand, shall be solely that of borrower and lender Neither the Agent, the Arranger nor any Bank shall have any fiduciary responsibilities to the Company. Neither the Agent, the Arranger nor any Bank undertakes any responsibility to the Company to review or inform the Company of any matter in connection with any phase of the Company's business or operations. The Company shall rely entirely upon its own judgment with respect to its business, and any review, inspection, supervision or information supplied to the Company by the Banks is for the protection of the Banks and neither the Company nor any third party is entitled to rely thereon The Company agrees that neither the Agent, the Arranger nor any Bank shall have liability to the Company (whether sounding in tort, contract or otherwise) for losses suffered by the Company in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger nor any Bank shall have any liability with respect to, and the Company hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Company in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.


                                  ARTICLE XIII
                                    THE AGENT

         13.1 Appointment. Citicorp USA, Inc. is hereby appointed Agent hereunder, and each of the Banks irrevocably authorizes the Agent to act as the contractual representative on behalf of such Bank. The Agent agrees to act as such upon the express conditions contained in this Article XIII. The Agent shall not have a fiduciary relationship in respect of any Bank by reason of this Agreement,

         13.2 Powers. The Agent shall have and may exercise such powers hereunder as are specifically delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Agent shall not have any implied duties to the Banks or any obligation to the Banks to take any action hereunder except any action specifically provided by this Agreement to be taken by the Agent.

         13.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Banks or any Bank for any action taken or omitted to be taken by it or them hereunder or in connection herewith except for its or their own gross negligence or willful misconduct.

         13.4 No Responsibility for Loans, Recitals, Etc. The Agent shall not be responsible to the Banks for any recitals, reports, statements, warranties or representations herein or in any

Loan Document or be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement

         13.5 Action on Instructions of Banks. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Majority Banks (or all of the Banks if required by Section 10.1), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks. The Banks hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Majority Banks, The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         13.6 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder by or through employees, agents and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder.

         13.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         13.8 Agent's Reimbursement and Indemnification. The Banks agree to reimburse and indemnify the Agent ratably in proportion to their respective Pro Rata Shares (i) for any amounts not reimbursed by the Company for which the Agent is entitled to reimbursement by the Company under the Loan Documents, (ii) for any other expenses reasonably incurred by the Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, and for which the Agent is not entitled to reimbursement by the Company under the Loan Documents, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other document delivered in connection with this Agreement or the transactions contemplated hereby or the enforcement of any of the terms hereof or of any such other documents, and for which the Agent is not entitled to reimbursement by the Company under the Loan Documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

         13.9 Rights as a Lender. With respect to its Commitments and any Term Loan made by it, Citicorp shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Agent, and the term "Bank" or "Banks" shall, unless the context 39 otherwise indicates, include Citicorp in its individual capacity. Citicorp may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Company or any Subsidiary as if it were not the Agent.

         13.10 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         13.11 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Company, and the Agent may be removed at any time with or without cause by written notice received by the Agent from the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint, on behalf of the Banks, a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint, on behalf of the Banks, a successor Agent. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

         13.12 Agent and Arranger Fees. The Company agrees to pay to the Agent and the Arranger, for their respective accounts, the fees agreed to by the Company, the Agent and the Arranger pursuant to that certain letter agreement dated July 12, 2002, or as otherwise agreed from time to time.


                                   ARTICLE XIV
                                     NOTICES

         14.1 Giving Notice. Except as otherwise permitted by Section 2.8 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party; (x) in the case of the Company or the Agent, at its address or facsimile number set forth on the signature pages hereof, except that Borrowing Notices and Conversion/Continuation Notices shall be sent to the Agent at 2 Penn's Way, Suite 200, New Castle, DE 19720, Attention: Jason Trala, telephone 302-894-6086, fax 302-894-6120, (y) in the case of any Bank, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Company in accordance with the provisions of this Section 14.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

         14.2 Change of Address. The Company, the Agent and any Bank may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   ARTICLE XV
                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Company, the Agent and the Banks and each party has notified the Agent by facsimile or telephone that it has taken such action.

         IN WITNESS WHEREOF, the Company, the Banks and the Agent have executed this Agreement as of the date first above written.

                                 CONSUMERS ENERGY COMPANY

                                 By: /s/ Laura L. Mountcastle
                                    --------------------------------------------
                                    Name: Laura L. Mountcastle
                                    Title:Vice President and Treasurer


                                 212 West Michigan Avenue
                                 Jackson, MI 49201

                                 CITICORP USA, INC., as Agent



                                 By:  /s/ Dale R. Goncher
                                      ------------------------------
                                      Name: Dale R. Goncher
                                      Title:Director

                                 390 Greenwich Street
                                 New York, NY  10023
                                 Attention: Dale Goncher
                                 Facsimile No.:  (212) 723-8540
                                 Confirmation No: (212) 723-6732

                                   EXHIBIT A-1

            [FORM OF SUPPLEMENTAL INDENTURE (INITIAL BORROWING DATE)]

                                   EXHIBIT A-2

               [FORM OF SUPPLEMENTAL INDENTURE (EXTENSION OPTION)]

                                   EXHIBIT B-1

                             REQUIRED OPINIONS FROM

                           MICHAEL D. VANHEMERT, ESQ.



         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan.

         2. The execution and delivery of the Loan Documents by the Company and the performance by the Company of the Obligations have been duly authorized by all necessary corporate action and proceedings on the part of the Company and will not:

                  (a) contravene the Company's Restated Articles of Incorporation, as amended, or bylaws;

                  (b) contravene any law or any contractual restriction imposed by any indenture or any other agreement or instrument evidencing or governing indebtedness for borrowed money of the Company; or

                  (c) result in or require the creation of any Lien upon or with respect to any of the Company's properties except the lien of the Indenture securing the Bonds.

         3. The Loan Documents have been duly executed and delivered by the Company.

         4. To the best of my knowledge, there is no pending or threatened action or proceeding against the Company or any of its Consolidated Subsidiaries before any court, governmental agency or arbitrator (except (i) to the extent described in the Company's annual report on Form 10-K for the year ended December 31, 2001, quarterly report on Form 10-Q for the quarter ended March 31, 2002, and current report on Form 8-K filed by the Company on May 29, 2002, in each case as filed with the SEC, and (ii) such other similar actions, suits and proceedings predicated on the occurrence of the same events giving rise to any actions, suits and proceedings described in the reports filed with the SEC set forth in clause (i) of this paragraph 4) which might reasonably be expected to materially adversely affect the financial condition or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole, or that would materially adversely affect the Company's ability to perform its obligations under any Loan Document. To the best of my knowledge, there is no litigation challenging the validity or the enforceability of any of the Loan Documents.

         5. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of any Loan Document, except for the authorization to issue, sell or guarantee secured and/or unsecured short-term debt granted by the Federal Energy Regulatory Commission in Docket No. ES02-37-000 (hereinafter the "FERC Order"). The FERC Order is in full force and effect as of the date hereof.

         6. The Bonds, assuming due authentication in accordance with the terms of the Indenture, are in due and proper form and, when delivered to the Agent pursuant to the Bond Delivery Agreement, will evidence and secure the Obligations owing under the Agreement and will be valid and enforceable obligations of the Company in accordance with their terms, secured by the lien of the Indenture on an equal and ratable basis with all other bonds issued thereunder and otherwise entitled to the benefits provided by the Indenture.

         7. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and the execution and delivery of the Supplemental Indenture will not cause the Indenture to not be so qualified.

         8. The Company is not an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

         9. The Company (i) is a "public utility" and a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act"), and (ii) is currently exempt from all provisions of the Holding Company Act, except Section 9(a)(2) thereof.

         10. In a properly presented case, a Michigan court or a federal court applying Michigan choice of law rules should give effect to the choice of law provisions of the Agreement and should hold that the Agreement is to be governed by the laws of the State of New York rather than the laws of the State of Michigan, except in the case of those provisions set forth in the Agreement the enforcement of which would contravene a fundamental policy of the State of Michigan. In the course of our review of the Agreement, nothing has come to my attention to indicate that any of such provisions would do so. Notwithstanding the foregoing, even if a Michigan court or a federal court holds that the Agreement is to be governed by the laws of the State of Michigan, the Agreement constitutes a legal, valid and binding obligation of the Company, enforceable under Michigan law (including usury provisions) against the Company in accordance with its terms, subject to (a) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                                   EXHIBIT B-2

                             REQUIRED OPINIONS FROM

                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP



         1. The execution and delivery of the Loan Documents by the Company and the performance by the Company of the Obligations will not:

         (a) contravene any contractual restriction imposed by the Company Indentures; or

         (b) result in or require the creation of any Lien upon or with respect to any of the Company's properties pursuant to either of the Company Indentures.

         2. The Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to (a) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) the application of general principles of equity (regardless of whether considered in a preceding in equity or at law).

         "Company Indentures" means (i) the Indenture dated as of January 1, 1996, as supplemented and amended from time to time, between the Company (formerly known as Consumers Power Company) and The Bank of New York, as Trustee, and (ii) the Indenture dated as of February 1, 1998, as supplemented and amended from time to time, between the Company and JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee.

                                   EXHIBIT B-3

                             REQUIRED OPINIONS FROM

                   MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.



         1. The Bonds, assuming due authentication in accordance with the terms of the Indenture, are in due and proper form and, when delivered to the Agent pursuant to the Bond Delivery Agreement, will evidence and secure the Obligations owing under the Agreement and will be valid and enforceable obligations of the Company in accordance with their terms, secured by the lien of the Indenture on an equal and ratable basis with all other bonds issued thereunder and otherwise entitled to the benefits provided by the Indenture.

                                    EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE

         I,            ,           of Consumers Energy Company, a Michigan
            -----------  ---------
corporation (the "Company"), DO HEREBY CERTIFY in connection with the Term Loan Agreement dated as of July 12, 2002 (the "Loan Agreement"; the terms defined therein being used herein as so defined) among the Company, various financial institutions and Citicorp USA, Inc., as Agent, that;


I. Section 8.1 of the Loan Agreement provides that the Company shall: "At all times, maintain a ratio of Total Consolidated Debt to Total Consolidated Capitalization of not greater than 0.65 to 1.0."

         The following calculations are made in accordance with the definitions of Total Consolidated Debt and Total Consolidated Capitalization in the
         Loan Agreement and are correct and accurate as of         ,   :
                                                           --------  --
A.       Total Consolidated Debt

         (a)      Indebtedness for borrowed money $

plus     (b)      Indebtedness for deferred purchase price of property/services

plus     (c)      Unfunded Vested Liabilities

plus     (d)      Obligations under acceptance facilities

plus     (e)      Obligations under Capital Leases

plus     (f)      Obligations under interest rate swap, "cap", "collar" or other hedging agreement

minus    (g)      Guaranties, endorsements and other contingent obligations

minus    (h)      Principal amount of any Securitized Bonds

minus    (i)      Junior Subordinated Debt owned by any Hybrid Preferred
                  Securities Subsidiary

minus    (j)      Subordinated guaranties by the Company of payments with
                  respect to

                  Hybrid Preferred Securities

minus    (k)      Agreed upon percentage of Net Proceeds from issuance of hybrid debt/equity securities (other than Junior Subordinated Debt and Hybrid Preferred Securities
                                                                   -------------
                                                          Total    $

B.          Total Consolidated Capitalization:

            (a)       Total Consolidated Debt                      $

            (b)       Equity of common stockholders

            (c)       Equity of preference stockholders

            (d)       Equity of preferred stockholders
                                                                   -------------
                                                          Total    $

C.          Debt to Capital Ratio                                      to 1.00
                                                                   ---
            (total of A divided by total of B)



II. Section 8.2 of the Loan Agreement provides that the Company shall: "Not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated EBIT to (ii) Consolidated Interest Expense to be less than
         2.0 to 1.0"



         The following calculations are made in accordance with the definitions of Consolidated EBIT and Consolidated Interest Expense in the Loan Agreement and
are correct and accurate as of            ,   :
                              -----------  ---
A.           Consolidated EBIT

            (a)       Consolidated Net Income                          $

plus        (b)       Consolidated Interest Expense                    $

plus        (c)       Expense for taxes paid or accrued                $

plus        (d)       Non-cash write-offs and write-downs contained    $
                      in the Company's

                      Consolidated Net Income, including, without limitation, write-offs or write-downs related to the sale of assets, impairment of assets and loss on contracts


plus        (e)       For any fiscal period ending prior to March    $
                      31, 2003, pre-tax write-off for the fiscal period ending December 31, 2001 in an amount not to exceed $126,000,000 arising from the loss on Power Purchase Agreement -- MCV
                      Partnership

minus       (f)       Extraordinary gains realized other than in the $
                      ordinary course of business                    -----------


                                                         Total       $

B.          Consolidated Interest Expense                            $


C.          Interest Coverage Ratio                                      to 1.00
                                                                      ---
            (total of A divided by total of B)

         IN WITNESS WHEREOF, I have signed this Certificate this
            day of          ,
         --        ---------  ----

                                    EXHIBIT D

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor], (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, the "Loan Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations in its capacity as a Bank under the Loan Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1     Assignor:
                      -----------------------
2.    Assignee:                              [and is an affiliate of Assignor]
                      -----------------------

3     Borrower:       CONSUMERS ENERGY COMPANY

4.    Agent:          Citicorp USA, Inc., as the Agent under the Loan Agreement.

5. Loan Agreement: The Term Loan Agreement dated as of July 12, 2002 among Consumers Energy Company, the Banks party thereto, and Citicorp USA, Inc., as Agent.

6.    Assigned Interest:

                           Aggregate Amount of             Amount of Commitments/         Percentage Assigned of
Facility Assigned          Commitments/Outstanding         Outstanding Term Loans         Commitments/
                           Term Loans for all Banks*       Assigned*                      Outstanding Term Loans(1)
-----------------          -------------------------       ----------------------         -------------------------
               (2)           $                               $                                       %
---------------            ------------------------        ---------------------           -------
                           $                               $                                         %
---------------            ------------------------        ---------------------           -------
                           $                               $                                         %
---------------            ------------------------        ---------------------           -------


7.    Trade Date:                               (3)
                 -------------------------------

Effective Date:                 20    TO BE INSERTED BY AGENT AND WHICH SHALL BE
                -------------,  ----
THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE AGENT,]

         The terms set forth in this Assignment and Assumption are hereby agreed to:


                                             ASSIGNOR
                                             [NAME OF ASSIGNOR]

                                             By:
                                                --------------------------------
                                                    Title:

                                             ASSIGNEE
                                             [NAME OF ASSIGNEE]
                                             By:
                                                --------------------------------
                                                    Title:


[Consented to and](4) Accepted:

CITICORP USA, INC., as Agent

By:
   ------------------
Title:





---------------------

* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
(1) Set forth, to at least 9 decimals, as a percentage of the Commitments/Term Loans of all Banks thereunder.
(2) Fill in the appropriate terminology for the types of facilities under the Loan Agreement that are being assigned under this Assignment (e.g. "Initial Term Loan Commitment," "Deferred Draw Term Loan Commitment,", etc.)
(3) Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.
(4) To be added only if the consent of the Agent is required by the terms of the Loan Agreement.

                                     ANNEX 1
                            TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

         1.  Representations and Warranties.

         1.1 Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, (v) inspecting any of the property, books or records of the Company, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Term Loans or the Loan Documents.

         1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Loan Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA,
(v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Loan Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Bank, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and

(ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

         2. Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee, From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

         3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                                                                      SCHEDULE 1
                           ADMINISTRATIVE DETAILS FORM

--------------------------------------------------------------------------------
 DEAL NAME: CONSUMERS ENERGY COMPANY
--------------------------------------------------------------------------------

                               GENERAL INFORMATION

 YOUR INSTITUTIONS LEGAL NAME:
--------------------------------------------------------------------------------

 TAX WITHHOLDING:

Note: To avoid the potential of having interest income withheld, all investors must deliver all current and appropriate tax forms.

 Tax ID #:
            ---------------------

 SUB-ALLOCATION: (United States only)

 Note: If your institution is sub-allocating its allocation, please fill out the information below. Additionally, an administrative detail form is required for each legal entity. Execution copies (e.g. Credit Agreement/Assignment Agreement) will be sent for signature to the Sub-Allocation Contact below.


 Sub-Allocated Amount:                              $_________________

 Signing Credit Agreement?                          Yes [ ]    No [ ]

 Coming In Via Assignment?                          Yes [ ]    No [ ]


-----------------------------------------------------------------------------------------------------------------------------------
 SUB-ALLOCATION CONTACT:
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                   NAME:
-----------------------------------------------------------------------------------------------------------------------------------

        Address:_______________________________________                                   E-mail:__________________________________

        City:__________________________________________    State:_____________            Phone #:_________________________________

        Postal Code:___________________________________    Country:___________            Fax #:___________________________________

-----------------------------------------------------------------------------------------------------------------------------------
                                                               CONTACT LIST
-----------------------------------------------------------------------------------------------------------------------------------
 BUSINESS/CREDIT MATTERS: (Responsible for trading and credit approval process of the deal)
-----------------------------------------------------------------------------------------------------------------------------------

         Primary:
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                   NAME:
-----------------------------------------------------------------------------------------------------------------------------------
        Address:_______________________________________                                   E-mail:__________________________________

        City:__________________________________________    State:_____________            Phone #:_________________________________

        Postal Code:___________________________________    Country:___________            Fax #:___________________________________

-----------------------------------------------------------------------------------------------------------------------------------

         Backup:
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                   NAME:
-----------------------------------------------------------------------------------------------------------------------------------
        Address:_______________________________________                                   E-mail:__________________________________

        City:__________________________________________    State:_____________            Phone #:_________________________________

        Postal Code:___________________________________    Country:___________            Fax #:___________________________________

-----------------------------------------------------------------------------------------------------------------------------------

Admin Details can be submitted online, via Citigroup's Global Loans Web Site. Send an e-mail to oploanswebadmin@ssmb.com with your contact information and the deal name to request a user ID/password to submit/modify Admin Details online.

                           ADMINISTRATIVE DETAILS FORM

-----------------------------------------------------------------------------------------------------------------------------------
 ADMIN/OPERATIONS MATTERS: (Responsible for interest, fee, principal payment, borrowing & pay-downs)
-----------------------------------------------------------------------------------------------------------------------------------

         Primary:
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                   NAME:
-----------------------------------------------------------------------------------------------------------------------------------
        Address:_______________________________________                                   E-mail:__________________________________

        City:__________________________________________    State:_____________            Phone #:_________________________________

        Postal Code:___________________________________    Country:___________            Fax #:___________________________________

-----------------------------------------------------------------------------------------------------------------------------------

        Backup:
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                   NAME:
-----------------------------------------------------------------------------------------------------------------------------------
        Address:_______________________________________                                   E-mail:__________________________________

        City:__________________________________________    State:_____________            Phone #:_________________________________

        Postal Code:___________________________________    Country:___________            Fax #:___________________________________

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 CLOSING CONTACT: (Responsible for Deal Closing matters)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                   NAME:
-----------------------------------------------------------------------------------------------------------------------------------
        Address:_______________________________________                                   E-mail:__________________________________

        City:__________________________________________    State:_____________            Phone #:_________________________________

        Postal Code:___________________________________    Country:___________            Fax #:___________________________________

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 DISCLOSURE CONTACT: (Receives disclosure materials, such as financial reports, via our web site)
-----------------------------------------------------------------------------------------------------------------------------------
        Address:_______________________________________                                   E-mail:__________________________________

        City:__________________________________________    State:_____________            Phone #:_________________________________

        Postal Code:___________________________________    Country:___________            Fax #:___________________________________

-----------------------------------------------------------------------------------------------------------------------------------


Admin Details can be submitted online, via Citigroup's Global Loans Web Site. Send an e-mail to oploanswebadmin@ssmb.com with your contact information and the deal name to request a user ID/password to submit/modify Admin Details online.

                           ADMINISTRATIVE DETAILS FORM


                              ROUTING INSTRUCTIONS

-----------------------------------------------------------------------------------------------------------------------------------
 ROUTING INSTRUCTIONS FOR THIS DEAL:
-----------------------------------------------------------------------------------------------------------------------------------
                                                                     CORRESPONDENT BANK:
-----------------------------------------------------------------------------------------------------------------------------------

        City:__________________________________    State:__________________               ACCOUNT NAME:____________________________

        Postal Code:_________________________                                             ACCOUNT#:________________________________

        Payment Type:                                                                     BENEF. ACCT. NAME:_______________________

        [ ] Fed                               [ ] ABA      [ ] CHIPS                      BENEF. ACCT. #:__________________________
-----------------------------------------------------------------------------------------------------------------------------------
        ABA/CHIPS #:
-----------------------------------------------------------------------------------------------------------------------------------



                                              REFERENCE:________________________

                                              Attention:________________________



================================================================================
                        ADMINISTRATIVE AGENT INFORMATION
================================================================================

BANK LOANS SYNDICATION -- AGENT CONTACT                AGENT WIRING INSTRUCTIONS

              Name:           Jason Trala
              Telephone:      302-894-6086             Citibank, NA
              Fax:            302-894-6120             ABA #: 021-00-0089
                                                       Acct Name: Agency Medium
              Address:        2 Penn's Way             Term Finance
                              Suite 200                Acct #: 36852248
                              New Castle, De 19720


 INITIAL FUNDING STANDARDS: LIBOR -- Fund 2 days after rates are set.

Admin Details can be submitted online, via Citigroup's Global Loans Web Site. Send an e-mail to oploanswebadmin@ssmb.com with your contact information and the deal name to request a user ID/password to submit/modify Admin Details online.

                                                                       EXHIBIT E

                             TERMS OF SUBORDINATION

                           [JUNIOR SUBORDINATED DEBT]

                                  ARTICLE ____
                                  SUBORDINATION

         Section __.1 Applicability of Article; Securities Subordinated to Senior Indebtedness.

         (a) This Article __ shall apply only to the Securities of any series which, pursuant to Section __, are expressly made subject to this Article. Such Securities are referred to in this Article __ as "Subordinated Securities."

         (b) The Issuer covenants and agrees, and each Holder of Subordinated Securities by his acceptance thereof likewise covenants and agrees, that the indebtedness represented by the Subordinated Securities and the payment of the principal and interest, if any, on the Subordinated Securities is subordinated and subject in right, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Indebtedness,

         "Senior Indebtedness" means the principal of and premium, if any, and interest on the following, whether outstanding on the date hereof or thereafter incurred, created or assumed: (i) indebtedness of the Issuer for money borrowed by the Issuer (including purchase money obligations) or evidenced by debentures (other than the Subordinated Securities), notes, bankers' acceptances or other corporate debt securities, or similar instruments issued by the Issuer; (ii) all capital lease obligations of the Issuer; (iii) all obligations of the Issuer issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Issuer and all obligations of the Issuer under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) obligations with respect to letters of credit; (v) all indebtedness of others of the type referred to in the preceding clauses (i) through (iv) assumed by or guaranteed in any manner by the Issuer or in effect guaranteed by the Issuer; (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of the Issuer (whether or not such obligation is assumed by the Issuer), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Subordinated Notes, as the case may be, including all other debt securities and guaranties in respect of those debt securities, issued to any other trusts, partnerships or other entities affiliated with the Issuer which act as a financing vehicle of the Issuer in connection with the issuance of preferred securities by such entity or other securities which rank pari passu with, or junior to, the Preferred Securities, and (2) any indebtedness between or among the Issuer and its affiliates; and/or
(vii) renewals, extensions or refundings of any of the indebtedness referred to in the preceding clauses unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same or the assumption or guarantee of the same, or pursuant to which the same is outstanding, such indebtedness or such renewal, extension or refunding thereof is not superior in right of payment to the Subordinated Securities.

         This Article shall constitute a continuing obligation to all Persons who, in reliance upon such provisions become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and they and/or each of them may enforce such provisions.

         Section __.2 Issuer Not to Make Payments with Respect to Subordinated Securities in Certain Circumstances.

         (a) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof and premium and interest thereon shall first be paid in full, or such payment duly provided for in cash in a manner satisfactory to the holders of such Senior Indebtedness, before any payment is made on account of the principal of, or interest on, Subordinated Securities or to acquire any Subordinated Securities or on account of any sinking fund provisions of any Subordinated Securities (except payments made in capital stock of the Issuer or in warrants, rights or options to purchase or acquire capital stock of the Issuer, sinking fund payments made in Subordinated Securities acquired by the Issuer before the maturity of such Senior Indebtedness, and payments made through the exchange of other debt obligations of the Issuer for such Subordinated Securities in accordance with the terms of such Subordinated Securities, provided that such debt obligations are subordinated to Senior Indebtedness at least to the extent that the Subordinated Securities for which they are exchanged are so subordinated pursuant to this Article __),

         (b) Upon the happening and during the continuation of any default in payment of the principal of, or interest on, any Senior Indebtedness when the same becomes due and payable or in the event any judicial proceeding shall be pending with respect to any such default, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Issuer with respect to the principal of, or interest on, Subordinated Securities or to acquire any Subordinated Securities or on account of any sinking fund provisions of Subordinated Securities (except payments made in capital stock of the Issuer or in warrants, rights, or options to purchase or acquire capital stock of the Issuer, sinking fund payments made in Subordinated Securities acquired by the Issuer before such default and notice thereof, and payments made through the exchange of other debt obligations of the Issuer for such Subordinated Securities in accordance with the terms of such Subordinated Securities, provided that such debt obligations are subordinated to Senior Indebtedness at least to the extent that the Subordinated Securities for which they are exchanged are so subordinated pursuant to this Article __).

         (c) In the event that, notwithstanding the provisions of this Section __.2, the Issuer shall make any payment to the Trustee on account of the principal of or interest on Subordinated Securities, or on account of any sinking fund provisions of such Securities, after the maturity of any Senior Indebtedness as described in Section __,2(a) above or after the happening of a default in payment of the principal of or interest on any Senior Indebtedness as described in Section __.2(b) above, then, unless and until all Senior Indebtedness which shall have matured, and all premium and interest thereon, shall have been paid in full (or the declaration of acceleration thereof shall have been rescinded or annulled), or such default shall have been cured or waived or shall have ceased to exist, such payment (subject to the provisions of Sections __.6 and __.7) shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of such Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their representative or the trustee under the indenture or other agreement (if any) pursuant to which such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all such Senior Indebtedness remaining unpaid to the extent necessary to pay the same in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. The Issuer shall give prompt written notice to the Trustee of any default in the payment of principal of or interest on any Senior Indebtedness,

         Section __.3 Subordinated Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution. Liquidation or Reorganization of Issuer. Upon any distribution of assets of the Issuer in any dissolution, winding up, liquidation or reorganization of the Issuer (whether voluntary or involuntary, in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

         (a) the holders of all Senior Indebtedness shall first be entitled to receive payments in full of the principal thereof and premium and interest due thereon, or provision shall be made for such payment, before the Holders of Subordinated Securities are entitled to receive any payment on account of the principal of or interest on such Securities;

         (b) any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities (other than securities of the Issuer as reorganized or readjusted or securities of the Issuer or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article __ with respect to Subordinated Securities, to the payment in full without diminution or modification by such plan of all Senior Indebtedness), to which the Holders of Subordinated Securities or the Trustee on behalf of the Holders of Subordinated Securities would be entitled except for the provisions of this Article __ shall be paid or delivered by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness or their representative, or to the trustee under any indenture under which Senior Indebtedness may have been issued (pro rata as to each such holder, representative or trustee on the basis of the respective amounts of unpaid Senior Indebtedness held or represented by each), to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision thereof to the holders of such Senior Indebtedness; and

         (c) in the event that notwithstanding the foregoing provisions of this Section __.3, any payment or distribution of assets of the Issuer of any kind or character, whether in cash* property or securities (other than securities of the Issuer as reorganized or readjusted or securities of the Issuer or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article __ with respect to Subordinated Securities, to the payment in full without diminution or modification by such plan of all Senior Indebtedness shall be received by the Trustee or the Holders of the Subordinated Securities on account of principal of or interest on the Subordinated Securities before all Senior Indebtedness is paid in full, or effective provision made for its payment, such payment or distribution (subject to the provisions of Section _.6 and _.7) shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative, or to the trustee under any indenture under which such Senior Indebtedness may have been issued (pro rata as provided in subsection (b) above), for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness,

         The Issuer shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Issuer.

         The consolidation of the Issuer with, or the merger of the Issuer into, another corporation or the liquidation or dissolution of the Issuer following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article __ hereof shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section __.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated such in Article __.

         Section __.4 Holders of Subordinated Securities to be Subrogated to Right of Holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the Holders of Subordinated Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Issuer applicable to the Senior Indebtedness until all amounts owing on Subordinated Securities shall be paid in full, and for the purposes of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Issuer or by or on behalf of the Holders of Subordinated Securities by virtue of this Article __ which otherwise would have been made to the Holders of Subordinated Securities shall, as between the Issuer, its creditors other than holders of Senior Indebtedness and the Holders of Subordinated Securities, be deemed to be payment by the Issuer to or on account of the Senior Indebtedness, it being understood that the provisions of this Article __ are and are intended solely for the purpose of defining the relative rights of the Holders of the Subordinated Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

         Section __.5 Obligation of the Issuer Unconditional. Nothing contained in this Article __ or elsewhere in this Indenture or in any Subordinated Security is intended to or shall impair, as among the Issuer, its creditors other than holders of Senior Indebtedness and the Holders of Subordinated Securities, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders of Subordinated Securities the principal of, and interest on, Subordinated Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of Subordinated Securities and creditors of the Issuer other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Subordinated Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article __ of the holders of Senior Indebtedness in respect of cash, property or securities of the Issuer received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Issuer referred to in this Article __, the Trustee and Holders of Subordinated Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or, subject to the provisions of Section __ and __, a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other Person making such payment or distribution to the Trustee or the Holders of Subordinated Securities, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article __.

         Nothing contained in this Article __ or elsewhere in this Indenture or in any Subordinated Security is intended to or shall affect the obligation of the Issuer to make, or prevent the Issuer from making, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization proceeding, and, except as provided in subsections (a) and (b) of Section __.2, payments at any time of the principal of, or interest on, Subordinated Securities.

         Section __.6 Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice. The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment or distribution to or by the Trustee in respect of the Subordinated Securities. Notwithstanding the provisions of this Article __ or any provision of this Indenture, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution to or by the Trustee, unless at least two Business Days prior to the making of any such payment, the Trustee shall have received written notice thereof from the Issuer or from one or more holders of Senior Indebtedness or from any representative thereof or from any trustee therefor, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such representative or trustee; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections __ and __, shall be entitled to assume conclusively that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a representative or trustee on behalf of the holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a representative of or trustee on behalf of any such holder). In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payments or distribution pursuant of this Article __, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Article __, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and nothing in this Article __ shall apply to claims of, or payments to, the Trustee under or pursuant to Section __.

         Section __.7 Application by Trustee of Monies or Government Obligations Deposited with It. Money or Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Section __ shall be for the sole benefit of Securityholders and, to the extent allocated for the payment of Subordinated Securities, shall not be subject to the subordination provisions of this Article __, if the same are deposited in trust prior to the happening of any event specified in Section __.2. Otherwise, any deposit of monies or Government Obligations by the Issuer with the Trustee or any paying agent (whether or not in trust) for the payment of the principal of, or interest on, any Subordinated Securities shall be subject to the provisions of Section __.1, __.2 and __.3 except that, if prior to the date on which by the terms of this Indenture any such monies may become payable for any purposes (including, without limitation, the payment of the principal of, or the interest, if any, on any Subordinated Security) the Trustee shall not have received with respect to such monies the notice provided for in Section __.6, then the Trustee or the paying agent shall have full power and authority to receive such monies and Government Obligations and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date, This Section __.7 shall be construed solely for the benefit of the Trustee and paying agent and, as to the first sentence hereof, the Securityholders, and shall not otherwise effect the rights of holders of Senior Indebtedness.

         Section __.8 Subordination Rights Not Impaired by Acts or Omissions of Issuer or Holders of Senior Indebtedness. No rights of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holders or by any noncompliance by the Issuer with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Issuer may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Subordinated Securities, without incurring responsibility to the Holders of the Subordinated Securities and without impairing or releasing the subordination provided in this Article __ or the obligations hereunder of the Holders of the Subordinated Securities to the holders of such Senior Indebtedness, do any one or more of the following; (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness;
(iii) release any Person liable in any manner for the collection for such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Issuer, as the case may be, and any other Person.

         Section __.9 Securityholders Authorize Trustee to Effectuate Subordination of Securities. Each Holder of Subordinated Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article __ and appoints the Trustee his attorney-in-fact for such purpose, including in the event of any dissolution, winding up, liquidation or reorganization of the Issuer (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) the immediate filing of a claim for the unpaid balance of his Subordinated Securities in the form required in said proceedings and causing said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Indebtedness have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities.

         Section __.10 Right of Trustee to Hold Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all of the rights set forth in this Article __ in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

         With respect to the holders of Senior Indebtedness of the Issuer, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article __, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee, The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Sections __.2 and __.3, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Holders of Subordinated Securities, the Issuer or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article __ or otherwise.

         Section __.11 Article Not to Prevent Events of Defaults. The failure to make a payment on account of principal or interest by reason of any provision in this Article __ shall not be construed as preventing the occurrence of an Event of Default under Section ____.

                                                                       EXHIBIT F

                             TERMS OF SUBORDINATION

                    [GUARANTY OF HYBRID PREFERRED SECURITIES]

         SECTION __. This Guarantee will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all other liabilities of the Guarantor and pari passu with any guarantee now or hereafter entered into by the Guarantor in respect of the securities representing common beneficial interests in the assets of the Issuer or of any preferred or preference stock of any affiliate of the Guarantor.

                                                                     EXHIBIT G-1

            FORM OF BOND DELIVERY AGREEMENT (INITIAL BORROWING DATE)


                             BOND DELIVERY AGREEMENT


                            CONSUMERS ENERGY COMPANY

                                       TO

                          CITICORP USA, INC., AS AGENT



                            Dated as of July 12, 2002





                               -------------------



                                   Relating to
            First Mortgage Bonds, Collateral Series due July 11, 2003



                               ------------------

         THIS BOND DELIVERY AGREEMENT (this "Agreement"), dated as of July 12, 2002, is between Consumers Energy Company (the "Company"), and Citicorp USA, Inc., as agent (the "Agent") under the Term Loan Agreement (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") dated as of July 12, 2002, among the Company, the financial institutions parties thereto (the "Banks"), and the Agent. Capitalized terms used but not otherwise defined herein have the respective meanings assigned to such terms in the Loan Agreement,

         Whereas, the Company has entered into the Loan Agreement and may from time to time make borrowings thereunder in accordance with the provisions thereof;

         Whereas, the Company has established its First Mortgage Bonds, Collateral Series due 2003, in the aggregate principal amount of $300,000,000 (the "Bonds"), to be issued under and in accordance with the Eighty-second Supplemental Indenture dated as of July 12, 2002 (the "Supplemental Indenture"), to the Indenture of the Company to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) dated as of September 1, 1945 (as amended and supplemented, the "Indenture"); and

         Whereas, the Company proposes to issue and deliver to the Agent, for the benefit of the Banks, the Bonds in order to provide the Bonds as evidence of (and the benefit of the lien of the Indenture with respect to the Bonds for) the Obligations of the Company arising under the Loan Agreement,

         Now, therefore, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Company and the Agent hereby agree as follows:

                                    ARTICLE I
                                    THE BONDS

Section 1.1 Delivery of Bonds.

         In order to provide the Bonds as evidence of (and through the Bonds the benefit of the Lien of the Indenture for) the Obligations of the Company under the Loan Agreement as aforesaid, the Company hereby delivers to the Agent the Bonds in the aggregate principal amount of $300,000,000, maturing on July 11, 2003 and bearing interest as provided in the Supplemental Indenture. The obligation of the Company to pay the principal of and interest on the Bonds shall be deemed to have been satisfied and discharged in full or in part, as the case may be, to the extent of payment by the Company of the Obligations, all as set forth in the Bonds and in Section 1 of the Supplemental Indenture.

         The Bonds are registered in the name of the Agent and shall be owned and held by the Agent, subject to the provisions of this Agreement, for the benefit of the Banks, and the Company shall have no interest therein. The Agent shall be entitled to exercise all rights of bondholders under the Indenture with respect to the Bonds.

         The Agent hereby acknowledges receipt of the Bonds.

Section 1.2 Payments on the Bonds.

         Any payments received by the Agent on account of the principal of or interest on the Bonds shall be deemed to be and treated in all respects as payments of the Obligations, and such payments shall be distributed by the Agent to the Banks in accordance with the provisions of the Loan Agreement applicable to payments received by the Agent in respect of the Obligations (and the Company hereby consents to such distributions).

                                   ARTICLE II
                    NO TRANSFER OF BONDS; SURRENDER OF BONDS

Section 2.1  No Transfer of the Bonds.

         The Agent shall not sell, assign or otherwise transfer any Bonds delivered to it under this Agreement except to a successor administrative agent under the Loan Agreement. The Company may take such actions as it shall deem necessary, desirable or appropriate to effect compliance with such restrictions on transfer, including the issuance of stop-transfer instructions to the trustee under the Indenture or any other transfer agent thereunder.

Section 2.2  Surrender of Bonds.

         (a) The Agent shall forthwith surrender to or upon the order of the Company all Bonds held by it at the first time at which the Commitments shall have been terminated and all Obligations shall have been paid in full.

         (b) Upon any permanent reduction in the Commitments and/or prepayments of Term Loans pursuant to the terms of the Loan Agreement, the Agent shall forthwith surrender to or upon the order of the Company Bonds in an aggregate principal amount equal to the excess of the aggregate principal amount of Bonds held by the Agent over the sum of the total Commitments and the aggregate outstanding Term Loans.

                                   ARTICLE III
                                  GOVERNING LAW

         This Agreement shall construed in accordance with and governed by the internal laws (without regard to the conflict of laws provisions) of the State of New York, but giving effect to Federal laws applicable to national banks.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company and the Agent have caused this Agreement to be executed and delivered as of the date first above written.

CONSUMERS ENERGY COMPANY





-------------------------------

Name:
Title:


CITICORP USA, INC., as Agent




-------------------------------

Name:
Title:

                                                                     EXHIBIT G-2

                         FORM OF BOND DELIVERY AGREEMENT


                             BOND DELIVERY AGREEMENT


                            CONSUMERS ENERGY COMPANY

                                       TO

                          CITICORP USA, INC., AS AGENT



                            Dated as of July 11, 2003





                               -------------------



                                   Relating to
            First Mortgage Bonds, Collateral Series due July 11, 2004



                               ------------------

         THIS BOND DELIVERY AGREEMENT (this "Agreement"), dated as of July _, 2003, is between Consumers Energy Company (the "Company"), and Citicorp USA, Inc., as agent (the "Agent") under the Term Loan Agreement (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") dated as of July 12, 2002, among the Company, the financial institutions parties thereto (the "Banks"), and the Agent. Capitalized terms used but not otherwise defined herein have the respective meanings assigned to such terms in the Loan Agreement,

         Whereas, the Company has entered into the Loan Agreement and made borrowings thereunder in accordance with the provisions thereof, and pursuant to such Loan Agreement the Company issued to the Agent, as evidence of and security for the Obligations its First Mortgage Bonds, Collateral Series due 2003 (collectively, the "2003 Collateral Series Bonds") issued pursuant to that certain Eighty-Second Supplemental Indenture dated as of July 12, 2002, to the Indenture of the Company to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) dated as of September 1, 1945 (as amended and supplemented, the "Indenture");

         Whereas, the Company has elected to request the extension of the Maturity Date to the Extended Maturity Date pursuant to the terms and conditions of Section 2.4 of the Loan Agreement;

         Whereas, it is a condition to such extension of the Maturity Date to the Extended Maturity Date that the Company issue to the Agent, as evidence of and security for the Obligations, a new series of bonds under the Indenture in replacement of and substitution for the 2003 Collateral Series Bonds;

         Whereas, the Company has established its First Mortgage Bonds, Collateral Series due 2004, in the aggregate principal amount of $[insert aggregate principal amount of Term Loans outstanding on the Maturity Date] (the "Bonds"), to be issued under and in accordance with the [__________] Supplemental Indenture dated as of July _, 2003 (the "Supplemental Indenture") to the Indenture; and

         Whereas, the Company proposes to issue and deliver to the Agent, for the benefit of the Banks, the Bonds in order to provide the Bonds as evidence of (and the benefit of the lien of the Indenture with respect to the Bonds for) the Obligations of the Company arising under the Loan Agreement,

         Now, therefore, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Company and the Agent hereby agree as follows:

                                    ARTICLE I
                                    THE BONDS

Section 1.1 Delivery of Bonds.

In order to provide the Bonds as evidence of (and through the Bonds the benefit of the Lien of the Indenture for) the Obligations of the Company under the Loan Agreement as aforesaid, the Company hereby delivers to the Agent the Bonds in the aggregate principal amount of $[insert aggregate principal amount of Term Loans outstanding on the Maturity Date], maturing on July 11, 2004 and bearing interest as provided in the Supplemental Indenture. The obligation of the Company to pay the principal of and interest on the Bonds shall be deemed to have been satisfied and discharged in full or in part, as the case may be, to the extent of payment by the Company of the Obligations, all as set forth in the Bonds and in Section 1 of the Supplemental Indenture.

         The Bonds are registered in the name of the Agent and shall be owned and held by the Agent, subject to the provisions of this Agreement, for the benefit of the Banks, and the Company shall have no interest therein. The Agent shall be entitled to exercise all rights of bondholders under the Indenture with respect to the Bonds.

         The Agent hereby surrenders the outstanding 2003 Collateral Series Bonds and acknowledges receipt of the Bonds.

Section 1.2 Payments on the Bonds.

         Any payments received by the Agent on account of the principal of or interest on the Bonds shall be deemed to be and treated in all respects as payments of the Obligations, and such payments shall be distributed by the Agent to the Banks in accordance with the provisions of the Loan Agreement applicable to payments received by the Agent in respect of the Obligations (and the Company hereby consents to such distributions).

                                   ARTICLE II
                    NO TRANSFER OF BONDS; SURRENDER OF BONDS

Section 2.1  No Transfer of the Bonds.

         The Agent shall not sell, assign or otherwise transfer any Bonds delivered to it under this Agreement except to a successor administrative agent under the Loan Agreement. The Company may take such actions as it shall deem necessary, desirable or appropriate to effect compliance with such restrictions on transfer, including the issuance of stop-transfer instructions to the trustee under the Indenture or any other transfer agent thereunder.

Section 2.2  Surrender of Bonds.

         (a) The Agent shall forthwith surrender to or upon the order of the Company all Bonds held by it at the first time at which the Commitments shall have been terminated and all Obligations shall have been paid in full.

         (b) Upon any permanent reduction in the Commitments and/or prepayments of Term Loans pursuant to the terms of the Loan Agreement, the Agent shall forthwith surrender to or upon the order of the Company Bonds in an aggregate principal amount equal to the excess of the aggregate principal amount of Bonds held by the Agent over the sum of the total Commitments and the aggregate outstanding Term Loans.

                                   ARTICLE III
                                  GOVERNING LAW

         This Agreement shall construed in accordance with and governed by the internal laws (without regard to the conflict of laws provisions) of the State of New York, but giving effect to Federal laws applicable to national banks.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company and the Agent have caused this Agreement to be executed and delivered as of the date first above written.

CONSUMERS ENERGY COMPANY





-------------------------------

Name:
Title:


CITICORP USA, INC., as Agent




-------------------------------

Name:
Title:

                               COMMITMENT SCHEDULE

BANK                                            INITIAL TERM
----                                            ------------
                                                LOAN                            DEFERRED DRAW TERM
                                                ----                            ------------------
                                                COMMITMENT                      LOAN COMMITMENTS
                                                ----------                      ----------------
Citicorp North America, Inc.                    $200,000,000                    $100,000,000

AGGREGATE                                       $200,000,000                    $100,000,000
---------
COMMITMENTS
-----------